                            AMENDMENT AND RESTATEMENT
                                       OF

                            ASSET PURCHASE AGREEMENT

                                 by and between

                       FLORIDA WATER SERVICES CORPORATION

                                       and

                        FLORIDA WATER SERVICES AUTHORITY

                          Dated as of December 20, 2002

              AMENDMENT AND RESTATEMENT OF ASSET PURCHASE AGREEMENT

         This Amendment and Restatement of Asset Purchase Agreement is dated as of December 20, 2002, by and between Florida Water Services Authority, a public entity of the State of Florida ("Buyer"), and Florida Water Services Corporation, a Florida corporation ("Seller").

                                    RECITALS

         WHEREAS, Seller and Buyer did enter into a certain Asset Purchase Agreement dated as of September 19, 2002 (the "Original Agreement") and wish to amend and restate it in its entirety (other than the Preambles thereto) (the Original Agreement as amended and restated hereby, the "Agreement");

         WHEREAS, Seller owns potable water production, supply, treatment, and distribution systems, alternative water systems, wastewater collection, transmission, treatment and disposal systems, and reclaimed water facilities in various incorporated and unincorporated areas in Florida (the "System," as hereinafter defined); and

         WHEREAS, Buyer, pursuant to Chapter 163, Florida Statutes, and the Interlocal Agreement dated as of September 16, 2002, creating Buyer (the "Interlocal Agreement") and other applicable laws, has the power and authority to acquire and provide potable water, wastewater, and reclaimed water facilities and to provide service outside of the boundaries of its participating members; and

         WHEREAS, various governmental entities have threatened to condemn portions of System of the Seller, including portions of the water, wastewater and reclaimed water utility Facilities of the Seller, and in lieu of condemnation, Buyer desires to acquire all or substantially all of the assets which are used by Seller in providing services through the water, wastewater and reclaimed water Facilities throughout the State of Florida, and to avoid condemnation, Seller has consented to sell those assets to Buyer; and

         WHEREAS, Seller desires to sell, and Buyer desires to purchase, the Assets (as herein defined) of Seller for the consideration and on the terms and subject to the conditions set forth in this Agreement;

         NOW THEREFORE, the parties, intending to be legally bound, do hereby amend and restate the Original Agreement so that it shall read in its entirety as follows:

1.       Definitions and Usage

         1.1   Definitions

         For purposes of this Asset Purchase Agreement as amended and restated (the "Agreement"), the following terms and variations thereof have the meanings specified or referred to in this Section 1.1:

         "Accounts Receivable"-- (a) all customer accounts receivable and other rights to payment from customers of Seller and the full benefit of all security for such accounts or rights to payment; (b) all other accounts or notes receivable of Seller and the full benefit of all security for such accounts or notes; and (c) any claim, remedy or other right related to any of the foregoing.

         "Acquisition Bonds"-- means Bonds issued by the Buyer primarily for the purpose of paying the Purchase Price or installments thereof and anticipated to be in an aggregate amount sufficient to produce Acquisition Bond Net Proceeds in an amount equal to the Purchase Price.

         "Acquisition Bonds Net Proceeds' -- means the amount received from the sale of Acquisition Bonds pursuant to subsection 2.3(E), less the costs of issuing the Bonds, less the amount required to fund the debt service reserve, and less $51,000,000 for the purpose of funding capital and renewal and replacement reserves (although it is not required to be so used). Installment 1 of the Purchase Price as set forth in subsection 2.3(A) will be automatically adjusted to equal the Acquisition Bonds Net Proceeds.

         "AFPI" means allowance for funds prudently invested as such term is used by the Florida Public Service Commission.

         "Appurtenances"-- all privileges, rights, easements, hereditaments and appurtenances belonging to or for the benefit of the Land, including all easements appurtenant to and for the benefit of any Land (a "Dominant Parcel") for, and as the primary means of access between, the Dominant Parcel and a public way, or for any other use upon which lawful use of the Dominant Parcel for the purposes for which it is presently being used is dependent, and all rights existing in and to any streets, alleys, passages and other rights-of-way included thereon or adjacent thereto (before or after vacation thereof) and vaults beneath any such streets.

         "Assets" or "Assets to Be Sold"-- as defined in Section 2.1.

         "Assignment  and   Assumption    Agreement"--  as  defined in   Section
2.7(a)(ii).

         "Assumed Liabilities"-- as defined in Section 2.4(a).

         "Beck Reserve" - means the sum of $17,800,000 which the Buyer will be funding as a capital reserve in accordance with the Beck Schedule to provide funding for currently unidentified capital projects for the small utility systems as identified in the R.W. Beck Report dated as of December 20, 2002, as all systems not including the 14 largest systems as identified on Table 1 "14 Largest Systems" (the Small Systems") which capital projects may be identified by the Buyer from the date of Closing until September 30, 2007. Buyer shall notify Seller in writing of each Small System Project identified by Buyer and estimated cost for each such Small System Project. Disputes, if any, as to necessity, reasonableness and cost shall be resolved in accordance with Section 13.5. The Beck Reserve shall be invested by Buyer and interest earned on the Beck Reserve shall be credited to the Beck Reserve.

         "Beck Schedule" - means the following maximum amounts per fiscal year for capital improvement to the Small Systems as contemplated by the R.W. Beck Report dated as of December 20, 2002: $3,162,000 for year ended 9/30/03 plus any additional money actually spent during that time period, $3,527,000 for year ended 9/30/04 plus any additional money actually spent during that time period, $3,555,000 for year ended 9/30/05 plus any additional money actually spent during that time period, $2,758,000 for year ended 9/30/06 plus any additional money actually spent during that time period, and $4,797,000 for fiscal year ended 9/30/07 plus any additional money actually spent during that time period.

         "Best Efforts"-- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible, provided, however, that a Person required to use Best Efforts under this Agreement will not be thereby required to take actions that would result in a material adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions or to dispose of or make any change to its business, expend any material funds or incur any other material burden.

         "Bill of Sale"-- as defined in Section 2.7(a)(i).

         "Bonds" shall mean revenue bonds, the interest on which (i) accrues at fixed rates and (ii) is excluded from gross income of the holder thereof for federal income tax purposes, to be issued by the Buyer and payable solely from and secured solely by the Net Revenues of the System and, if consented to by Buyer, other assets of the Buyer.

         "Breach"-- any breach of, or any inaccuracy in, any representation or warranty or any breach of, or a failure to perform or comply with, any covenant or obligation, in or of this Agreement.

         "Business Day"-- any day other than: (a) Saturday or Sunday; or (b) any other day on which banks in Florida are permitted or required to be closed.

         "Buyer"-- as defined in the first paragraph of this Agreement.

         "Buyer Indemnified Persons"-- as defined in Section 11.2.

         "Capital Charges"- revenues, exclusive of Special Assessments, derived by the Buyer from impact fees, guaranteed revenues, service availability fees, or other such fees or charges, imposed upon landowners, builders or developers in connection with the Buyer improvement of property within the services areas of the System, to defray the costs of capital facilities.

         "Capital Improvement Plan"---as defined in Section 2.3(c).

         "Capital Improvement Plan Requirement" -- an annual amount of $25,000,000 for the purpose of providing extraordinary maintenance, rehabilitation, upgrades to equipment or facilities, increased plant capacity, and extensions and enlargements to the System, and excluding well and septic tank conversions.

         "Closing"-- as defined in Section 2.6.

         "Closing Bonds" - as defined in Section 2.3(E).

         "Closing Date"-- the date on which the Closing actually takes place.

         "COBRA"-- as defined under Federal Employment Law.

         "Code"-- the Internal Revenue Code of 1986.

         "Confidential Information"-- as defined in Section 12.1.

         "Contemplated Transactions"-- all of the transactions contemplated by this Agreement.

         "Cost of Operation and Maintenance"-- all current expenses, paid or accrued, for the operation, maintenance and repair of all Facilities of the System, as calculated in accordance with generally accepted accounting principles for units of local government and on a consistent basis with the operation and maintenance and repair of the Facilities of the System under Seller's ownership, and shall include, without limiting the generality of the foregoing, insurance premiums, administrative expenses of the Buyer related solely to the System, labor, cost of materials, consumables and supplies used for current operation, but excluding any reserve for renewals or replacements, any extraordinary or emergency repairs, any replacements, any capital expenditures, any allowance for interest or depreciation or amortization, any other non-cash item, any profit, any franchise fees, any payments in lieu of taxes, and any voluntary payments to other governmental entities not required by law.

         "Customer Deposits"--any amounts deposited with or held by the Seller as customer deposits.

         "Damages"-- as defined in Section 11.2.

         "Debt Service" - as defined in Section 2.3(E).

         "Debt Service Base Amount" - as defined in Section 2.3(E)

         "Due Diligence Expenses"-- in addition to such sums already funded by Seller, a sum up to $200,000 or such greater amount as the Seller may in the future approve in writing, to reimburse the costs incurred by the Buyer for its due diligence expenses in making the decision to acquire the System and issue the Acquisition Bonds for the Purchase Price.

         "Effective Time"-- 12:01 am. on the Closing Date.

         "Employee Plans"-- as defined in Section 3.13.

         "Employment Agreement"-- as defined in Section 2.7(a)(vi).

         "Encumbrance"-- any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

         "Environment"-- soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), ground waters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

         "Environmental, Health and Safety Liabilities"-- any cost, damages, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to:

               (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product);

               (b) any fine, penalty, judgment, award, settlement, legal or administrative proceeding, damages, loss, claim, demand or response, remedial or inspection cost or expense arising under any Environmental Law or Occupational Safety and Health Law;

               (c) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment or other remediation or response actions ("Cleanup") required by any Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

               (d) any other compliance, corrective or remedial measure required under any Environmental Law or Occupational Safety and Health Law.

         The terms "removal," "remedial" and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA).

         "Environmental Law"-- any Legal Requirement that requires or relates to:

               (a) advising appropriate authorities, employees or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment;

               (b) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;

               (c)    reducing   the  quantities,  preventing  the  Release   or
         minimizing the hazardous characteristics of wastes that are generated;

               (d) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

               (e)    protecting resources, species or ecological amenities;

               (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances;

               (g) cleaning up pollutants that have been Released, preventing the Threat of Release or paying the costs of such clean up or prevention; or

               (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "ERISA"-- the Employee Retirement Income Security Act of 1974.

         "Exchange Act"-- the Securities Exchange Act of 1934.

         "Excluded Assets"-- as defined in Section 2.2.

         "Facilities"-- the Land, leasehold, license, easement, right-of-way, prescriptive claim or other interest in real property currently owned or operated by Seller or used by the Seller in the operation of the System, including the Tangible Personal Property used or operated by Seller at the respective locations of the Land, and excluding the Excluded Assets.

         "Future Transfer Adjustment Process" - in the event that Buyer elects to transfer any part or parts of the System from time to time after Closing, to the extent that such transfer or transfers reduce the Buyer's collection of Gross Revenues and the Capital Charges collected by the Buyer ("Transfer Impact"), the provisions of this Agreement related to Seller's revenue guarantee amount of Gross Revenues and the applicable Maximum Annual Retainage threshold amount which must be met before payment of Capital Charges to Seller shall be adjusted by Buyer and Seller to reflect the Transfer Impact. In the event Buyer and Seller cannot agree on the Transfer Impact, disagreements shall be submitted to the dispute resolution process in Section 13.5.

         "GAAP"-- generally accepted accounting principles applicable to the Seller for financial reporting in the United States, applied on a basis consistent with the basis on which the balance sheets and the other financial statements referred to in Section 3.3 were prepared.

         "Governing Documents"-- the articles or certificate of incorporation and the bylaws of Sellers.

         "Governmental Authorization"-- any consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body"-- any:

               (a)    federal, state, local, municipal, or other government;

               (b)    governmental  authority  of   any  nature  (including  any
         agency, branch, department, board, commission, court, tribunal or other entity exercising governmental powers ); or

               (c) body exercising any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power.

         "Gross Revenues" or "Revenues" shall mean all moneys, received or receivable by the Buyer, or accruing to it in the operation of the System, from rates, fees, rentals, or other charges for the services or Facilities of the System, excluding state and federal grants and grants in aid of construction, unless otherwise provided herein, all calculated in accordance with generally accepted accounting practice applicable to a local government. "Gross Revenues" or "Revenues" shall also be deemed to include any amounts (exclusive of Capital Charges retained by Seller) received by the Buyer as Capital Charges for any facilities acquired from the Seller, but shall not include Special Assessments or Capital Charges for any facilities not purchased from the Seller.

         "Guarantee" -- as defined in Section 2.3(E).

         "Hazardous Activity" -- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Material in, on, under, about or from any of the Facilities or any part thereof into the Environment and any other act, business, operation or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm, to persons or property on or off the Facilities.

         "Hazardous Material"-- any substance, material or waste which is or will foreseeably be regulated by any Governmental Body, including any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, and including petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde and polychlorinated biphenyls.

         "Improvements"-- all  buildings, structures, fixtures  and improvements
located  on  the  Land  or  included  in  the  Assets,   including  those  under
construction.

         "Indemnified Person"-- as defined in Section 11.9.

         "Indemnifying Person"-- as defined in Section 11.9.

         "Insurance Policy" - as defined in Section 2.3(F).

         "Intellectual Property Assets"-- as defined in Section 3.14.

         "Interest Rate Adjustment" - as defined in Section 2.3(E).

         "Inventories"-- all inventories of Seller, wherever located, including without limitation, all pumps, pipes, valves, plumbing fixtures, chemicals, stored water, spare parts and all other materials and supplies to be used by Seller in the operation of its business.

         "IRS"-- the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

         "Land"-- all parcels and tracts of land in which Seller has a fee ownership interest, except for the parcels and tracts of land set forth in
Exhibit 2.2.

         "Lease"-- any Real Property Lease or any lease or rental agreement, license, right to use or installment and conditional sale agreement to which Seller is a party and any other Seller Contract pertaining to the leasing or use of any Tangible Personal Property.

         "Legal Requirement"-- any federal, state, local, municipal, or other constitution, law, ordinance, principle of common law, code, regulation, or statute.

         "Liability"-- with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

         "Material Consents"-- as defined in Section 7.3.

         "Maximum Annual Retainage" -- means, for each period in which Seller is entitled to receipt of any portion of the Capital Charges pursuant to Section 2.2(b) hereof, the sums set forth as follows, as adjusted pursuant to the Future Transfer Adjustment Process, and subject to the set-offs permitted under Section 2.2(b) hereof in each fiscal year in the maximum amount set forth in the Beck Schedule for such fiscal year:

PERIOD                APPLICABLE
                      MAXIMUM ANNUAL RETAINAGE
                      -------------------------

--------------------------------------------------------------------------------
PERIOD 1:             ALL CAPITAL CHARGES COLLECTED BY BUYER IN EXCESS OF
DATE OF CLOSING       $11,250,000, NOT TO EXCEED $5,000,000, AND NOT TO EXCEED
THROUGH 9/30/03       MAXIMUM CUMULATIVE RETAINAGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PERIOD 2:             ALL CAPITAL CHARGES COLLECTED BY BUYER IN EXCESS OF
10/01/03 THROUGH      $10,000,000, NOT TO EXCEED $5,000,000 AND NOT TO EXCEED
9/30/04               MAXIMUM CUMULATIVE RETAINAGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PERIOD 3:             ALL CAPITAL CHARGES COLLECTED BY BUYER IN EXCESS OF
10/01/04 THROUGH      $10,000,000, NOT TO EXCEED $5,000,000 AND NOT TO EXCEED
9/30/05               MAXIMUM CUMULATIVE RETAINAGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PERIOD 4:             ALL CAPITAL CHARGES COLLECTED BY BUYER IN EXCESS OF
EACH FISCAL YEAR OF   $8,500,000 PER FISCAL YEAR, NOT TO EXCEED $8,500,000 AND
BUYER STARTING        NOT TO EXCEED MAXIMUM CUMULATIVE RETAINAGE
10/01/05,  UNTIL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SELLER HAS RECEIVED
THE MAXIMUM
CUMULATIVE
RETAINAGE
--------------------------------------------------------------------------------


         "Maximum Cumulative Retainage"-- the aggregate sum of $36 Million, as adjusted by Section 2.2(b), below.

         "Monthly Fees" -- as defined in Section 2.3(D).

         "Net Revenues" shall mean Gross Revenues less the Cost of Operation and Maintenance.

         "Occupational Safety and Health Law"-- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards under the Occupational Safety and Health Act.

         "One Year Call Bonds" -- as defined in Section 2.3(E).

         "Order"-- any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

         "Ordinary Course of Business"-- an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person.

         "Permitted Encumbrances"-- as defined in Section 3.7.

         "Person"-- an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

         "Proceeding"-- any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Purchase Price"-- as defined in Section 2.3.

         "Real Property"-- the Land and Improvements.

         "Real Property Lease"-- any ground lease or space lease.

         "Record"-- information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

         "Related Person"-- (a) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person;

               (b)    any  Person   that  holds  a  Material  Interest  in  such
         specified Person;

               (c) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity);

               (d) any Person in which such specified Person holds a Material Interest; and

               (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

         For purposes of this definition, (a) "control" (including "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act; (b) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree and (iv) any other natural person who resides with such individual; and (c) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

         "Release"-- any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the Environment or into or out of any property.

         "Remedial Action"-- all actions, including any capital expenditures, required: (a) to clean up, remove, treat or in any other way address any Hazardous Material or other substance; (b) to prevent the Release or Threat of Release or to minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the Environment; (c) to perform pre-remedial studies and investigations or post-remedial monitoring and care; or (d) to bring all
Facilities and the operations conducted thereon into compliance with Environmental Laws and environmental Governmental Authorizations.

         "Remedial Capital Projects"-- capital projects needed to serve existing customers as of the date of Closing that are necessary (i) to repair or replace Facilities that are defective, inoperative, or failing, (ii) to improve or repair the Facilities to the extent that the Facilities are not performing their intended functions in a commercially reasonable and efficient manner, (iii) to replace or improve the Facilities in order to cure any violations of any Governmental Authorizations; and (iv) to perform extraordinary maintenance or deferred maintenance that is necessary to enable the Facilities to perform their intended functions. Remedial Capital Projects shall not include any expansion related capital improvements, normal maintenance, renewal and replacement items normally incurred in the Ordinary Course of Business, or any Beck Reserve project. Buyer shall have twelve (12) months from the date of Closing to investigate and determine the extent of Remedial Capital Projects existing as of the date of Closing, if any, which determination shall be consistent with prevailing utility industry maintenance practices. On or before the first anniversary of execution of this Agreement, Buyer shall notify Seller in writing of the specific projects and estimated cost for each Remedial Capital Project. Disputes, if any shall be resolved in accordance with Section 13.5.

         "Remedial Capital Projects Amount"-- an amount sufficient to enable the Buyer to fund all required Remedial Capital Projects for the System as it existed as of the date of the Closing, which amount shall be in excess of the aggregate amount of $29 Million funded for capital improvements as part of the Acquisition Bonds plus the Capital Improvement Plan Requirement for five years and the Renewal and Replacement Requirement for five years.

         "Renewal and Replacement Requirement" -- an annual amount equal to $5,000,000 to be used for the purpose of paying the cost of renewals, upgrades, enhancements, or the replacement of capital assets of the System and extraordinary and emergency repairs thereto.

         "Representative"-- with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

         "Retained Liabilities"-- as defined in Section 2.4(b).

         "Seller"-- as defined in the first paragraph of this Agreement.

         "Seller Contract"-- any contract, promise, or undertaking: (a) under which Seller has or may acquire any rights or benefits; (b) under which Seller has or may become subject to any obligation or liability; or (c) by which Seller or any of the assets owned or used by Seller is or may become bound or are encumbered.

         "Small Systems" - is defined in the Beck Reserve definition above.

         "Special Assessments" -- shall mean revenues derived by the Buyer from special assessments imposed upon benefited property in connection with post-Closing acquisition or construction of additions, extensions or improvements to the System.

         "Subsidiary"-- with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

         "System" -- shall mean the complete combined and consolidated water, sewer and reclaimed water utility systems of the Seller together with any and all assets, improvements, extensions and additions thereto hereafter constructed or acquired, but not including the Excluded Assets.

         "Tangible Personal Property"-- all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than Inventories) of every kind owned or leased by Seller (wherever located and whether or not carried on Seller's books), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto.

         "Tax" -- any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other contract.

         "Tax Return"-- any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "Ten Year Call Bonds" -- as defined in Section 2.3(E).

         "Third Party"-- a Person that is not a party to this Agreement.

         "Third-Party Claim"-- any claim against any Indemnified Person by a Third Party, whether or not involving a Proceeding.

         "Threat of Release"-- a reasonable likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

         "Unbilled Customer Revenue" -- revenue for services provided to customers prior to the Effective Time that have not yet been billed as of the date of Closing, calculated on a basis consistent with Seller's current billing practices.

         1.2   Usage

               (a) Interpretation. In this Agreement, unless a clear contrary intention appears:

                      (i) the singular number includes the plural number and vice versa;

                      (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

                      (iii)  reference to any gender includes each other gender;

                      (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

                      (v) "hereunder," "hereof," "hereto," and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

                      (vi)   "including"   (and    with   correlative    meaning
               "include") means including without limiting the generality of any description preceding such term;

                      (vii) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; and

                      (viii) references to documents, instruments  or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto

                      (ix) the phrase "the date hereof", the "date of this Agreement" or similar phrases means December 21, 2002.

               (b) Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP, as the same applies to the Seller, and in accordance with generally accepted accounting principles applicable to units of local government, as the same applies to the Buyer.

               (c) Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

2.       Sale and Transfer of Assets; Closing

         2.1   Assets To Be Sold

         Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, but effective as of the Effective Time, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, free and clear of any Encumbrances (except as to Appurtenances to the extent provided for elsewhere herein) other than Permitted Encumbrances, all of Seller's right, title and interest in and to all of Seller's property and assets, real, personal or mixed, tangible and intangible, of every kind and description, wherever located, including the following (but excluding the Excluded Assets):

               (a)    all Real Property and all Appurtenances;

               (b)    all Tangible Personal Property;

               (c)    all Inventories;

               (d)    all Accounts Receivable and Unbilled Customer Revenue;

               (e)    all  Seller  Contracts  (other  than   those  constituting
Excluded Assets) and all outstanding offers or solicitations made by or to Seller to enter into any Seller Contract;

               (f)    all   Governmental   Authorizations   and   all    pending
applications   therefor  or  renewals  thereof,  in  each  case  to  the  extent transferable to Buyer;

               (g) all data and Records related to the operations of Seller, including client and customer lists and Records, all personnel records (provided that Seller shall have reasonable access thereto) referral sources, research and development reports and

Records, production reports and Records, service and warranty Records, equipment logs, operating guides and manuals, financial and accounting Records, creative materials, advertising materials, promotional materials, studies, reports, correspondence and other similar documents and Records, subject to Legal Requirements;

               (h) all of the intangible rights and property of Seller, including Intellectual Property assets, the trade name, "Florida Water Services", going concern value, goodwill, telephone, telecopy and e-mail addresses and listings;

               (i)    all claims of Seller against third parties relating to the
Assets,   whether   choate  or  inchoate,   known  or  unknown,   contingent  or
non-contingent; and

               (j) all rights of Seller relating to deposits and prepaid expenses, claims for refunds and rights to offset in respect thereof and that are not excluded under Section 2.2, and not including Seller letters of credit for which the Seller is an applicant.

         All of the property and assets to be transferred to Buyer hereunder are herein referred to collectively as the "Assets" or "Assets to be Sold".

         2.2   Excluded Assets

         Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the following assets of Seller (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets and shall remain the property of Seller after the
Closing:

               (a) all cash, cash equivalents and short-term investments; all payments (other than Customer Deposits) received by Seller prior to Closing (other than as set forth in Section 2.1(k) above);

               (b) Capital Charges received after the Closing by Buyer which shall be remitted to Seller in each one-year period following the date of the Closing, provided that (i) the total amount of Capital Charges retained by and belonging to Seller for any one such year shall not exceed the Maximum Annual Retainage (and at such time as the total amount of Capital Charges remitted to Seller for any such one year period equals the Maximum Annual Retainage, all further Capital Charges received by the System in such year shall be retained by and belong to the Buyer), and (ii) the aggregate amount retained by the Seller as Excluded Assets pursuant to this subsection 2.2(b) shall be the Maximum Cumulative Retainage and at such time as the total cumulative amount of Capital Charges remitted to Seller under this Section 2.2(b) equals the Maximum Cumulative Retainage, no further Capital Charges shall be remitted to the Seller but all such Capital Charges received by the System thereafter be retained by and shall belong to the Buyer. The foregoing Capital Charges retained by Seller are to compensate Seller for the excess capacity existing in the System as of the Effective Date. The amount to be remitted to

Seller hereunder by Buyer shall be paid to Seller once a year, commencing 13 months after the Effective Date, for all amount collected during the 12 month period then ended. Seller authorizes Buyer to collect the Capital Charges on behalf of Seller. Seller agrees that as to all amounts which the Buyer is required to remit to the Seller under this Section 2.2(b), the Buyer may withhold therefrom such amount as the Buyer would have the right to setoff against indebtedness owed to Buyer by Seller, it being the intention that for the purposes solely of this sentence that the Capital Charges to be remitted to the Seller by Buyer under this Section 2.2(b) be treated as if it were indebtedness owing the Seller by the Buyer. Seller further agrees that Buyer may setoff against amounts which the Buyer is required to remit to the Seller under this section, such portions of the Beck Reserve that Buyer has expended or encumbered for identified projects prior to September 30, 2007. Buyer's set off right is subject to the provisions of Section 11.8. Buyer agrees that any of the Beck Reserve monies not expended or encumbered for identified projects prior to September 30, 2007, shall be applied by Buyer to pay any Capital Charges not yet received by Seller up to the Maximum Cumulative Retainage (notwithstanding the schedule of payments as set forth in the definition of Maximum Annual
Retainage), and any outstanding balance due to Seller for Purchase Price Installment 2.

         The Capital Charges remitted to and retained by Seller shall include the portion thereof representing AFPI, to the extent of the following:

                           PERIOD                        PERCENTAGE OF AFPI
                           ------                        ------------------
               for Capital Charges received until                100%
               9/30/03

               for Capital Charges received until                 80%
               9/30/04

               for Capital Charges received until                 60%
               9/30/05

               for Capital Charges received until                 40%
               9/30/06

               for Capital Charges received until                 20%
               9/30/07

               and thereafter                                      0%

               (c)    all minute books, stock Records and corporate seals;

               (d)    any shares of capital stock of Seller held in treasury;

               (e) Seller's letters of credit outstanding at the date of Closing.;

               (f) all insurance policies and rights thereunder (except to the extent specified in Section 2.1(i) and (j));

               (g)    all of the contracts listed in Exhibit 2.2;

               (h) Records that Seller is required by law to retain in its possession;

               (i) all claims for refund of Taxes and other governmental charges of whatever nature;

               (j) all rights in connection with and assets of any Employee Plans; and

               (k) all rights of Seller under this Agreement, the Bill of Sale, the Assignment and Assumption Agreement; and

               (l)    the property and assets expressly designated in Exhibit
2.2.

         2.3   Consideration

         (A) INSTALLMENT PAYMENTS. The consideration for the Assets will be four hundred fifty-six million five hundred thousand ($456,500,000 , as may be adjusted as provided below in subsection 2.3(B) (the "Purchase Price")"), and as further may be adjusted as provided in the definition of "Acquisition Bonds Net Proceeds". Subject to the provisions of subsection 2.3(E), subsection 2.3(F) and the definition of "Acquisition Bonds Net Proceeds, the Purchase Price will be payable in Installments delivered by wire transfer from Buyer to Seller as follows:

               DATE PAYABLE                        INSTALLMENT        AMOUNT DUE

   At the Closing                                  Installment 1    $420,000,000
   On the third anniversary date of the closing    Installment 2     $36,500,000


         (B)   PURCHASE PRICE ADJUSTMENTS.    Installment  2  of  the  Purchase
Price may be reduced under the following circumstances:

               (i) the amount necessary to fund any indemnity amounts owed by Seller under Article 11 hereunder, and

               (ii) for all Remedial Capital Projects Amounts.

         Seller has provided Buyer with its' current five year capital improvement program (the "Capital Improvement Plan") which totals $176,667,000 Buyer shall identify the projects and estimated costs that comprise the Remedial Capital Projects Amount which are not included on Seller's five year capital improvement program. If Seller does not concur that a project is a Remedial Capital Project or part of the Capital Improvement Plan Requirement during the initial five year post Closing time period the matter shall be submitted to the dispute resolution process set forth in 13.5.

         (C) DISPUTE RESOLUTION. Prior to implementing any reduction or offset or withholding any moneys from the Capital Charges otherwise to be remitted to Seller hereunder, the Buyer shall provide written notice to Seller of any proposed reduction or offset. Seller shall have twenty (20) days to provide Buyer written notice of objection to any such reductions or offset (and if Seller fails to so object, it will be deemed to have agreed with such reduction or offset). Buyer and Seller shall have sixty (60) days following written notice of objection from Seller to amicably resolve Seller's objections. To the extent any objections cannot be reconciled, either party may submit such objection to the Dispute Resolution Process. Buyer may at any time deposit any reduction amount with an escrow agent pending a final resolution under the Dispute Resolution Process, pursuant to an escrow agreement reasonably satisfactory to the parties and to the extent Buyer has done so Buyer shall not be deemed in default hereunder.

         (D) GUARANTEE. Seller shall provide at the Closing a guarantee ("Guarantee") in a form reasonably acceptable to the Buyer and the Seller that will provide that Buyer will receive Gross Revenues constituting monthly water and sewer charges ("Monthly Fees") for the first twelve months after Closing of $95,318,000; for the second twelve months of $97,701,000; and for the third twelve months of $100,143,000. If the Buyer lowers any Monthly Fees during the forgoing time periods, the amount guaranteed will be reduced by the amount the Monthly Fees would have been if such reduction had not occurred. The Guarantee Monthly Fees shall be adjusted in accordance with the Future Transfer Adjustment Process.

         (E) BOND ISSUANCE. The Buyer agrees to use all reasonable commercial efforts to issue on or before the Closing, the maximum amount of Acquisition Bonds that can be issued at the Closing ("Closing Bonds") which have the following characteristics: (1) serial and term maturities between 2003 and 2032;
(2) one year call on $75,000,000 of the issue ("One Year Call Bonds"); (3) ten year call on the balance of the issue ("Ten Year Call Bonds"); (4) investment grade, and (5) level debt service of $36,461,000 per year (the "Base Debt Service Amount") plus the Interest Rate Adjustment (the combined Base Debt Service and the Interest Rate Adjustment referred to as "Debt Service"). Seller shall assume responsibility for structuring the Acquisition Bonds to achieve the purpose of meeting the criteria in the sentence above. Seller shall pay to Buyer at Closing the sum that represents the first year difference in interest rate based upon the issuance of the One Year Call Bonds versus the issuance of the Ten Year Call Bonds (the "Interest Rate Adjustment"). In the event the Buyer, after consultation with the Buyer's financial advisor(s), underwriter(s), legal advisors, and with Seller, in good faith, determines that such Closing Bonds cannot be sold on a date that permits the Closing to occur on or prior to February 14, 2003, then the Buyer shall immediately notify Seller in writing of such determination, with such notice setting forth in reasonable detail the bases upon which such determination was made, and the requirements, if reasonably ascertainable to Buyer, for ultimate issuance of the Closing Bonds. Upon receipt of such notice Seller shall have the option of (1) postponing the Closing until such time as Closing Bonds can reasonably be issued in accordance with this Agreement; or (2) canceling this Agreement, and, if cancelled, thereupon the Buyer and Seller shall have no liabilities and no further obligations to each other under this Agreement, except that Seller shall pay to Buyer the Due Diligence Expenses.

         (F) CONDITION PRECEDENT TO PAYMENT OF PURCHASE PRICE INSTALLMENT 2. The following shall be a condition precedent to Buyer's obligation to pay Seller Purchase Price Installment 2: release of the Bond Debt Service Reserve (with any partial releases of the Bond Debt Service Reserve to be applied to payment of Purchase Price Installment 2) or substitution of the Bond Debt Service Reserve with a bond insurance product, including, but not limited to, letters of credit, bank guarantees, and surety policies, that will allow the release of the Bond Debt Service Reserve, provided that such product substitution does not result in a reduction to the ratings of the Closing Bonds below the ratings level at Closing (the "Insurance Policy"). Seller has the option, without expiration, to
(1) provide the Insurance Policy to the Buyer and/or (2) require the Buyer to issue refunding bonds, provided the combined debt service on the Refunding Bonds and any un-refunded portion of the Acquisition Bonds remains at or below the level of the Debt Service for each subsequent year. Seller retains the right and responsibility of structuring the refunding transaction. Buyer will cooperate with Seller in exercising and implementing its option as set forth above.

         2.4   Liabilities

               (a) Assumed Liabilities. On the Closing Date, but effective as of the Effective Time, the Buyer shall assume and agree to discharge only the following Liabilities of Seller (the "Assumed Liabilities"):

               (i) any account payable (other than an account payable to any Related Person of Seller) arising with respect to the System, that remains unpaid at and is not delinquent as of the Effective Time but only to extent it is included to determine the Final True Up as set forth in Section 2.7(c);

               (ii) any account payable arising with respect to the System, (other than a account payable to any Related Person of Seller ) incurred by Seller in the Ordinary Course of Business between September 19, 2002 and the Effective Time that remains unpaid at and is not delinquent as of the Effective Time but only to extent it is included to determine the Final True Up as set forth in Section 2.7(c);

               (iii) any Liability to Seller's customers (other than an account payable) incurred by Seller in the Ordinary Course of Business outstanding as of the

         Effective Time, including, but not limited to Customer Deposits (but only to the extent that an amount of cash equal thereto is sold to Buyer hereunder and transferred (whether by transference in cash or by credit against the Purchase Price) to the Buyer at the Closing) (other than any Liability arising out of or relating to a breach that occurred prior to the Effective Time);

               (iv) any Liability arising after the Effective Time under the Seller Contracts (other than any Liability arising under the contracts described on Exhibit 2.2 or arising out of or relating to a breach that occurred prior to the Effective Time); any Liability of Seller arising after the Effective Time under any Seller Contract included in the Assets that is entered into by Seller after the date hereof in the Ordinary Course of Business or in accordance with the provisions of this Agreement (other than any Liability arising out of or relating to a breach that occurred prior to the Effective Time), and

               (v) any Liability of Buyer under this Agreement or any other document executed in connection with the Contemplated Transactions,

               (vi) any Liability of Buyer based upon Buyer's acts or omissions occurring after the Effective Time provided, however, that such Liability does not arise as a result of Seller's Breach hereunder or is a Liability for which the Seller has an obligation to indemnify the Buyer in accordance herewith,

               (vii) any Liability arising after Closing from operation of the System after the Closing, provided, however, that such Liability does not result as a result of Seller's Breach hereunder or is a Liability for which the Seller has an obligation to indemnify the Buyer in accordance herewith.

         Notwithstanding the foregoing, even if included in the foregoing, the following shall not constitute Liabilities assumed by the Buyer and, therefor, not be included in the term "Assumed Liabilities": (i) a Liability set forth on Exhibit .2.2 hereof, (ii) any Liability arising out of or relating to any employee grievance whether or not the affected employees are hired by Buyer based on actual or alleged acts or omissions of the Seller prior to the Effective Time, (iii) any Liability of Seller arising out of or resulting from any Proceeding pending as of the Effective Time, (iv) any Liability of Seller arising out of any Proceeding commenced after the Effective Time and arising our of or relating to any occurrence or event happening prior to the Effective Time to the extent that the such Proceeding relates to Seller's actions or inactions prior thereto, (v) any Liability for Seller's performance of its obligations hereunder, and (vi) any Liability of Seller based upon Seller's acts or omissions occurring after the Effective Time)

         (b) Retained Liabilities. The Retained Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by Seller. "Retained Liabilities" shall mean all Liabilities other than Assumed Liabilities.

         2.5   Allocation

         Seller shall prepare and deliver IRS Form 8594 to Buyer within forty-five (45) days after the Closing Date to be filed with the IRS. In any Proceeding related to the determination of any Tax, neither Buyer nor Seller shall contend or represent that such allocation is not a correct allocation.

         2.6   Closing

         The purchase and sale provided for in this Agreement (the "Closing") will take place at the offices of Buyer's counsel commencing at 10:00 a.m. (local time) on or before February 14, 2003, unless Buyer and Seller otherwise agree. Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.6 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement. In such a situation, the Closing will occur as soon as practicable, subject to Section 9.

         2.7   Closing Obligations

         In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

               (a)    Seller  shall  deliver  to  Buyer,  together  with   funds
sufficient to pay all Taxes necessary for the transfer, filing or recording thereof:

               (i) a bill of sale for all of the Assets that are Tangible Personal Property in the form to be agreed upon by the parties prior to Closing (the "Bill of Sale") executed by Seller and the guaranty;

               (ii) an assignment of all of the Assets that are intangible personal property in the form to be agreed upon by the parties prior to Closing , which assignment shall also contain Buyer's undertaking and assumption of the Assumed Liabilities (the "Assignment and Assumption Agreement") executed by Seller;

               (iii) for each interest in Real Property identified on Exhibit 3.7(a) and (b), a recordable special warranty deed; for all easement interests, an assignment of easements without warranty; for each leasehold interest, an assignment of lease, or such other appropriate document or instrument of transfer, as the case may require, together with a general assignment by the Seller of any and all rights or interests Seller may otherwise have or hold (whether by license, permit, prescriptive right, or otherwise) in respect of its operation of the System, to occupy, use, traverse, spray, percolate through, burrow under, each in form and substance satisfactory to Buyer and its counsel and executed by Seller;

               (iv) assignments of all Intellectual Property Assets executed by Seller in form reasonably satisfactory to Buyer;

               (v) such other deeds, bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in form and substance agreed upon by the parties prior to Closing, executed by Seller;

               (vi) employment agreements in the form to be prepared by Buyer in accordance with the provisions of this Agreement, executed by such members of Seller's senior management team as identified by Buyer in writing within ten business days after execution of this Agreement (the "Employment Agreements");

               (vii) assignments of all construction work in progress in form reasonably acceptable to Buyer which have not yet been placed in service as of the date of the Closing (such capital improvements which have been placed in service being part of the Facilities which are otherwise conveyed by Seller hereunder);

               (viii) a certificate executed by Seller as to the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 7.1 and as to its compliance with and performance of their covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 7.2;

               (ix) a certificate of the Secretary of Seller certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Seller, certifying and attaching all requisite resolutions or actions of Seller's board of directors and shareholders approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of Seller executing this Agreement and any other document relating to the Contemplated Transactions; and

               (x) the sum of $200,000.00 which will be delivered to Buyer in accordance with Buyer's wire transfer instructions. Buyer agrees to hold this sum in trust for the sole purpose of using such amount only to satisfy the obligations that the Seller owes to the Buyer to pay for the items set forth in Section 10.9 hereof. Buyer may remove portions of such amount from the foregoing trust at such time as Buyer incurs expenses under said section for which the Seller is liable. In the event that said amount is not utilized as set forth above within the time frames set forth within such section, then the Buyer shall return to Seller the amount thereof as is not so used.

         (b)   Buyer shall deliver to Seller:

               (i) Installment 1 of the Purchase Price plus or minus such other funds as set forth on a closing statement to be agreed upon between Buyer and Seller pursuant to the terms of this Agreement by wire transfer to a domestic account of a United States bank specified by the Seller in a writing delivered to Buyer on or before the Closing Date;

               (ii)   the Assignment and Assumption Agreement executed by Buyer;

               (iii)  the executed Employment Agreements ;

               (iv) a certificate executed by Buyer as to the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 8.1 and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 8.2; and

               (v) a certificate of the Secretary of Buyer certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Buyer and certifying and attaching all requisite resolutions or actions of Buyer's governing board approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of Buyer executing this Agreement and any other document relating to the Contemplated Transactions.

         (c) As additional consideration for the transaction the determination of the following (the "Final True Up") will take place between 120 and 140 days after the Closing and, in the event that the parties cannot agree on the foregoing, then either party may submit such dispute to the Dispute Resolution Process. To the extent that Eligible Accounts (as hereinafter defined) and Eligible Unbilled Revenues (as hereinafter defined) sold to the Buyer hereunder as of the Effective Time minus accounts payable assumed by the Buyer hereunder as of the Effective Time ("Final Computed Amount") is in an amount greater than zero ($0) Dollars, then the Buyer shall immediately pay to the Seller the difference and to the extent that the Final Computed Amount is less than zero ($0) Dollars, then the Seller shall immediately pay to the Buyer the difference. "Eligible Accounts" means Accounts Receivable outstanding as of the Effective Time that are actually collected by the Buyer within 90 days after the Effective Time and "Eligible Unbilled Revenues" means Unbilled Customer Revenue outstanding as of the Effective Time that are actually collected by the Buyer within 120 days after the Effective Time.

         (d) At the Closing, the Buyer shall have received (i) an opinion of counsel acceptable to the Buyer stating that neither the City of Gulf Breeze nor the City of Milton will be held liable, as a matter of law, for the liabilities of the Buyer and (ii) an opinion of counsel acceptable to the Buyer stating that upon the acquisition of the System by the Buyer, the rates, fees and charges for the services and facilities of the System are not subject to regulation by the Florida Public Service Commission or any local regulatory authority.

         2.8   Consents

               (a) If there are any Material Consents that have not yet been obtained (or otherwise are not in full force and effect) as of the Closing, in the case of each Seller Contract as to which such Material Consents were not obtained (or otherwise are not in full force and effect) (the "Restricted
Material Contracts"), Buyer may waive the closing conditions as to any such Material Consent and either:

               (i) elect to have Seller continue its efforts to obtain the Material Consents; or

               (ii) elect to have Seller retain that Restricted Material Contract and all Liabilities arising therefrom or relating thereto; or

               (iii) elect to have Seller require any other obligations under such contract to perform their obligations under such contract and remit to Seller the amounts due to such obligations, for payment by the Seller to such obligations.

         If Buyer elects to have Seller continue its efforts to obtain any Material Consents and the Closing occurs, notwithstanding Sections 2.1 and 2.4, neither this Agreement nor the Assignment and Assumption Agreement nor any other document related to the consummation of the Contemplated Transactions shall constitute a sale, assignment, assumption, transfer, conveyance or delivery or an attempted sale, assignment, assumption, transfer, conveyance or delivery of the Restricted Material Contracts, and following the Closing, the parties shall use Best Efforts, and cooperate with each other, to obtain the Material Consent relating to each Restricted Material Contract as quickly as practicable. Pending the obtaining of such Material Consents relating to any Restricted Material Contract, the parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide to Buyer the benefits of use of the
Restricted Material Contract for its term (or any right or benefit arising thereunder, including the enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereunder). Once a Material Consent for the sale, assignment, assumption, transfer, conveyance and delivery of a Restricted Material Contract is obtained, Seller shall promptly assign, transfer, convey and deliver such Restricted Material Contract to Buyer, and Buyer shall assume the obligations under such Restricted Material Contract assigned to Buyer from and after the date of assignment to Buyer pursuant to a special-purpose assignment and assumption agreement substantially similar in terms to those of the Assignment and Assumption Agreement (which special-purpose agreement the parties shall prepare, execute and deliver in good faith at the time of such transfer, all at no additional cost to Buyer).

               (b) If there are any Consents not listed on Exhibit 7.3 necessary for the assignment and transfer of any Seller Contracts to Buyer (the "Nonmaterial Consents") which have not yet been obtained (or otherwise are not in full force and effect) as of the Closing, Buyer shall elect at the Closing, in the case of each of the Seller Contracts as to which such Nonmaterial Consents were not obtained (or otherwise are not in full force and effect) (the "Restricted Nonmaterial Contracts"), whether to:

               (i) accept the assignment of such Restricted Nonmaterial Contract, in which case, as between Buyer and Seller, such Restricted Nonmaterial Contract shall, to the maximum extent practicable and notwithstanding the failure to obtain the applicable Nonmaterial Consent, be transferred at the Closing pursuant to the Assignment and Assumption Agreement as elsewhere provided under this Agreement; or

               (ii) reject the assignment of such Restricted Nonmaterial Contract, in which case, notwithstanding Sections 2.1 and 2.4, (A) neither this Agreement nor the Assignment and Assumption Agreement nor any other document related to the consummation of the Contemplated Transactions shall constitute a sale, assignment, assumption, conveyance or delivery or an attempted sale, assignment, assumption, transfer, conveyance or delivery of such Restricted Nonmaterial
         Contract, and (B) Seller shall retain such Restricted Nonmaterial Contract and all Liabilities arising therefrom or relating thereto.

3.       Representations and Warranties of Seller

         Seller represents and warrants to Buyer as of date of this Agreement as follows:

         3.1   Organization And Good Standing

               (a) Seller is qualified to do business in the State of Florida. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the Agreement. Complete and accurate copies of the Governing Documents of Seller, as currently in effect, will be provided to Buyer prior to Closing. .

               (b) Seller has no Subsidiary and, except as disclosed to Buyer in writing prior to Closing, does not own any shares of capital stock or other securities of any other Person.

         3.2   Enforceability; Authority; No Conflict

               (a) This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms and each of Seller's Closing

Documents will constitute the legal, valid, and binding obligation of Seller, enforceable against Sellers. Seller has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and, except as disclosed in Exhibit 3.2(c), to perform its obligations under this Agreement, and such action has been duly authorized by all necessary action by Seller's shareholders and board of directors.

               (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

               (i) Breach (A) any provision of any of the Governing Documents of Seller or (B) any resolution adopted by the board of directors or the shareholders of Seller;

               (ii) except as disclosed in Exhibit 7.3, breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Seller Contract; or

               (iii) except as disclosed in Exhibit 3.2(c), result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets.

               (c) Except as provided under Section 367.071, Florida Statutes, and applicable equivalent county regulatory provisions, Seller is not required to give any notice to or obtain any material consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, except as set forth in
Exhibit 3.2(c), and all of obligations, representations and warranties of the parties hereto under this Agreement are qualified and limited by such requirements as may be imposed pursuant to said Section 367.071, Florida Statutes, and equivalent county regulatory provisions, if applicable.

         3.3   Financial Statements

         Seller has delivered or made available to Buyer: (a) an audited balance sheet of Seller as at December 31, 2001, 2000 and 1999 (including the notes thereto, the "Balance Sheet"), and the related audited statements of income, changes in shareholders' equity and cash flows for the fiscal year then ended, including in each case the notes thereto, together with the report thereon of Price Waterhouse Coopers, independent certified public accountants; and (b) an unaudited balance sheet of Seller as at July 31, 2002 (the "Interim Balance Sheet") and the related unaudited statement of income. Such financial statements fairly present the financial condition and the results of operations, changes in shareholders' equity and cash flows of Seller as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP.

         3.4   Sufficiency of Assets

         The Assets (a) constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate Seller's business in the manner operated by the Seller as of September 19, 2002 and as presently operated by Seller and (b) include all of the operating assets of Seller and the Real Property, all Appurtenances, all real estate privileges, rights, easements, hereditaments, and other appurtenances being transferred to the Buyer at the Closing constitute all or the foregoing.

         3.5   Description of Land

         Exhibit 3.5 contains a description of the Land.

         3.6   Description of Leased Real Property

         Exhibit 3.6 contains a description of the Leased Real Property.

         3.7   Title to Assets; Encumbrances

               (a) Seller owns good and marketable title to its respective estates in the Land, free and clear of any Encumbrances, other than:

               (i) liens for Taxes for the current tax year which are not yet due and payable; and

               (ii) those described in that certain Title Commitment delivered to Buyer ("Real Estate Encumbrances").

         To the extent in Seller's possession, true and complete copies of (A) all deeds, existing title insurance policies and surveys of or pertaining to the Real Property and (B) all instruments, agreements and other documents evidencing, creating or constituting any Real Estate Encumbrances have been made available to Buyer. Seller warrants to Buyer that, at the time of Closing, the Land shall be free and clear of all Real Estate Encumbrances identified on Schedule B-2 to the Title Commitment. (Real Estate Encumbrances other than those identified on Exhibit 3.7(A), the "Permitted Real Estate Encumbrances") Seller owns good and transferable title to all of the other Assets free and clear of any Encumbrances other than those described in Exhibit 3.7(B) ("Non-Real Estate Encumbrances"). Seller warrants to Buyer that, at the time of Closing, all Assets other than the Real Property shall be free and clear of Non-Real Estate Encumbrances other than those marked on Exhibit 3.7 with three asterisks to the left of such item (those so marked, the "Permitted Non-Real Estate Encumbrances" and, together with the Permitted Real Estate Encumbrances "Permitted Encumbrances").

         Seller makes no representations in this Section 3.7 regarding title to or the sufficiency of Appurtenances to the Real Property.

         3.8   Taxes

         (a) Tax Returns Filed and Taxes Paid. Seller has filed or caused to be filed on a timely basis all Tax Returns and all reports with respect to Taxes that are or were required to be filed pursuant to applicable Legal Requirements. All Tax Returns and reports filed by Seller are true, correct and complete. Seller has paid, or made provision for the payment of all Taxes that have or may have become due for all periods covered by the Tax Returns or otherwise, or pursuant to any assessment received by Seller, except such Taxes, if any, as are listed in Part 3.14(a) and are being contested in good faith. No claim has been made or is expected to be made by any Governmental Body in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax, and Seller has no knowledge of any basis for assertion of any claims attributable to Taxes which, if adversely determined, would result in any such Encumbrance.

         (b) Buyer agrees to comply with the requirements of Section 196.295, Florida Statutes, Ad Valorem and Personal Property Taxes.

         (c)   Specific Potential Tax Liabilities and Tax Situations.

               (i) Withholding. All Taxes that Seller is or was required by Legal Requirements to withhold, deduct or collect have been or will be duly withheld, deducted and collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

         3.9   Compliance With Legal Requirements; Governmental Authorizations

         (a) Except as set forth in Exhibit 3.11, without representation that items on Exhibit 3.11 are material:

               (i) To Seller's knowledge, Seller is in compliance with each Legal Requirement that is applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

               (ii) No event has occurred or circumstance exists that (A) may constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with, any Legal Requirement or (B) may give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

               (iii) Seller has not received any notice or other communication (whether oral or written) from any Governmental Body or any other
         Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or (B) any actual, alleged, possible or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

         (b) Exhibit 3.11(b) contains a complete and accurate list of each Governmental Authorizations that are held by Seller or that otherwise relates to Seller's business or the Assets. To Seller's knowledge, the Governmental Authorizations listed are valid and in full force and effect. Except as disclosed in Exhibit 3.11(b):

               (i) Seller is in material compliance with all of the material terms and requirements of the Governmental Authorizations;

               (ii) No event has occurred or circumstance exists that may (A) constitute or result directly or indirectly in a material violation of or a material failure to comply with any material term or requirement of any Governmental Authorization or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any material Governmental Authorization;

               (iii) Seller has not received any notice or other communication (whether oral or written) from any Governmental Body or any other
         Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization, other than such violations, failures, revocations, withdrawals, suspensions, cancellations, terminations or modifications as have either been resolved with such Governmental Body or Person, or are not material to the successful operation of the System or to the results of such operations; and

               (iv) To the best of Seller's knowledge, all applications required to have been filed for the renewal of the material Governmental Authorizations have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other material filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

         The Governmental Authorizations collectively constitute the Governmental Authorizations necessary to permit Seller to lawfully conduct and operate its business in the manner in which it currently conducts and operates such business and to permit Seller to own and use its assets in the manner in which it currently owns and uses such assets.

         3.10  Legal Proceedings; Orders

         (a) Except as set forth in Exhibit 3.12, there is no pending or, to Seller's knowledge, threatened Proceeding:

               (i) by or against Seller or that otherwise relates to or may affect the business of, or any of the assets owned or used by, Seller; or

               (ii)   that  challenges,   or  that   may  have   the  effect  of
         preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.

         To the knowledge of Seller, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding. Seller will promptly deliver or provided access to Buyer copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Exhibit 3.12. There are no Proceedings listed or required to be listed in Exhibit 3.12 that could have a material adverse effect on the business, operations, assets, condition or prospects of Seller or upon the Assets.

         (b) Except as set forth in Exhibit 3.12; to the knowledge of Seller, no officer, director, agent or employee of Seller is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of Seller.

         (c)   Except as set forth in Exhibit 3.12:

               (i) To Seller's knowledge, Seller is in material compliance with all of the terms and requirements of each Order to which it or any of the Assets is or has been subject;

               (ii) To Seller's knowledge, no event has occurred or circumstance exists that is reasonably likely to constitute or result in a violation of or failure to comply with any term or requirement of any Order to which Seller or any of the Assets is subject material to the operation of the System or a portion thereof; and

               (iii) Seller has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which Seller or any of the Assets is or has been subject, that has not already been resolved.

         3.10(A) Absence of Certain Changes and Events.

         (a) Except as set forth in Exhibit 3.10(A), since July 1, 2002, Seller has conducted its business only in the Ordinary Course of Business, there has not been any material adverse change in its business and in the operation of the System, and there has not been:

               (i) Any damage to or destruction or loss of any Asset, whether or not covered by insurance that has not been replaced or which will not be replaced prior to the Effective Time; or

               (ii) (to the extent the same might be material to the results of operations of the System or a portion thereof) a sale (other than sales of Inventories in the Ordinary Course of Business), lease or other disposition of any Asset or property of Seller (including the Intellectual Property Assets);

         3.11  Contracts; No Defaults

         (a) To the best of Seller's knowledge, Seller has delivered or made available to Buyer accurate and complete copies, of:

               (i) each Seller Contract that involves performance of services or delivery of goods or materials by Seller of an amount or value in excess of $10,000;

               (ii) each Seller Contract that involves performance of services or delivery of goods or materials to Seller of an amount or value in excess of $10,000;

               (iii) each Seller Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of Seller in excess of $10,000;

               (iv) each Seller Contract affecting the ownership of, leasing of, title to, use of or any leasehold or other interest in any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with a term of less than one year);

               (v) each Seller Contract with any labor union or other employee representative of a group of employees relating to wages, hours and other conditions of employment; each Seller Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by Seller to be responsible for consequential damages;

               (vi) each Seller Contract for capital expenditures in excess of $10,000;

               (vii)  each Seller Contract not denominated in U.S. dollars;

               (viii) each Seller Contract containing covenants that in any way purport to restrict Seller's business activity or limit the freedom of Seller to engage in any line of business or to compete with any Person;

               (ix)   each   power   of   attorney  of  Seller that is currently
         effective and outstanding;

               (x)    each   written    warranty,   guaranty,   and/or   similar
         undertaking with respect to contractual performance extended by Seller other than in the Ordinary Course of Business; and

               (xi) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

         (b)   Except as set forth in Exhibit 7.3:

               (i) each Contract which is to be assigned to or assumed by Buyer under this Agreement is in full force and effect and is valid and enforceable in accordance with its terms;

               (ii) each Contract which is being assigned to or assumed by Buyer is assignable by Seller to Buyer without the consent of any other Person;

         (c)   Except as set forth in Exhibit 3.13 or 3.12:

               (i)    Seller is  in   compliance with all  applicable  terms and
         requirements of each Seller Contract which is being assumed by Buyer;

               (ii) To Seller's knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a Breach of, or give Seller or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Seller Contract that is being assigned to or assumed by Buyer;

               (iii) To Seller's knowledge, no event has occurred or circumstance exists under or by virtue of any Contract that (with or without notice or lapse of time) would cause the creation of any Encumbrance affecting any of the Assets; and

               (iv) Seller has not given to or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or Breach of, or default under, any Contract which is being assigned to or assumed by Buyer.

         (d) There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to Seller under current or completed Contracts with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made written demand for such renegotiation.

3.12     Environmental Matters

         (a) Except as disclosed in Exhibit 3.13(a), Seller is in material compliance with and is not in material violation of or liable under, any Environmental Law. Seller has no basis to expect any actual or threatened order, notice or other communication from (i) any Governmental Body or private citizen acting in the public interest or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to materially comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal or mixed) in which Seller has or had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by Seller.

         (b) Except as disclosed in Exhibit 3.13(b), there are no pending or, to the knowledge of Seller, threatened claims, Encumbrances, or other restrictions of any material nature resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law with respect to or affecting any Facility or any other property or asset (whether real, personal or mixed) in which Seller has or had an interest.

         (c) Except as disclosed in Exhibit 3.13(c), Seller has no knowledge of or any basis to expect nor has received, any citation, directive, inquiry, notice, Order, summons, warning or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to materially comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or property or asset (whether real, personal or mixed) in which Seller has or had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by Seller have been transported, treated, stored, handled, transferred, disposed, recycled or received.

         (d) Except as disclosed in Exhibit 3.13(d), Seller has no material Environmental, Health and Safety Liabilities with respect to any Facility or, to the knowledge of Seller, with respect to any other property or asset (whether real, personal or mixed) in which Seller (or any predecessor) has or had an interest or at any property geologically or hydrologically adjoining any Facility or any such other property or asset.

         (e) Except as disclosed in Exhibit 3.13(e), there are no Hazardous Materials present on or in the Environment at any Facility or at any geologically or hydrologically adjoining property, that are not in material compliance with Environmental Laws, including any Hazardous Materials contained in barrels, aboveground or underground storage tanks, landfills, land deposits, dumps, equipment (whether movable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facility or such adjoining property, or incorporated into any structure therein or thereon. Seller has not permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to any Facility or any other property or assets (whether real, personal or mixed) in which Seller has or had an interest except in full compliance with all applicable Environmental Laws.

         (f) Except as disclosed in Exhibit 3.13(f), there has been no Release or, to the knowledge of Seller, Threat of Release, of any Hazardous Materials at or from any Facility or at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by any Facility, or from any other property or asset (whether real, personal or mixed) in which Seller has or had an interest, or to the knowledge of Seller any geologically or hydrologically adjoining property violation of any Environmental Law.

         (g) Except as disclosed in Exhibit 3.13(g), Seller has delivered or made available to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance, by Seller with Environmental Laws including, but not limited to the environmental assessments listed in Exhibit 3.13

         (h)   Notwithstanding any provision contained  herein to the  contrary:

               (i) Seller shall not be responsible for any costs associated with contamination which has come to be located on or below the Real Property solely as the result of subsurface migration from a contaminated aquifer from a source or sources outside the Real Property, provided that (a) the Seller did not cause, contribute to, or exacerbate the Release or threat of Release of the contaminants through an act or omission; (b) the person that caused the Release is not an agent or employee of the Seller, and was not in a direct or indirect contractual relationship with the Seller; and (c) there is no alternative basis for the Seller's liability for the contaminated aquifer, such as liability as a generator or transporter of hazardous substances under Section 107(a) (3) and (4) of the Federal Comprehensive Environmental Response Compensation and Liability Act (CERCLA) or liability as an owner by reason of the existence of a source of contamination on the Seller's property other than the contamination that migrated in an aquifer from a source outside the Real Property.

               (ii) Seller shall not be required to pay for the costs of rehabilitation of environmental contamination resulting from a discharge of petroleum products that is eligible for restoration funding from the Inland Protection Trust Fund pursuant to Chapter 376, Florida Statutes, in advance of commitment of restoration funding in accordance with the sites priority ranking pursuant to Section 376.3071(5)(a), Florida Statutes. In the event that Buyer determines that rehabilitation of petroleum contamination must occur earlier than the priority ranking established by the Florida Department of Environmental Protection, Buyer may request an assignment by Seller of all rights to reimbursement from the Inland Protection Trust Fund for such site and proceed with rehabilitation. Seller shall provide an assignment of all rights to reimbursement within ten (10) days of receipt of a request from a Buyer.

         3.13  Employee Benefits

         (a) Exhibit 3.131(a) contains and lists the following in connection with the current employees of the System: (i) any collective bargaining agreement not otherwise referenced in this Agreement or any employment agreement not terminable on thirty (30) days notice, (ii) each defined benefit plan and defined contribution plan, stock option or ownership plan, executive compensation, bonus, incentive compensation or deferred compensation plan, (iii) vacation pay, medical, dental, disability or death benefit plan, and (iv) any other employee benefit plan, program, arrangement, agreement or policy, including without limitation each "employee benefit plan" within the meaning of
Section 3(3) of ERISA, in each case which is maintained or contributed to or by Seller, (collectively the "Employee Plans"). Seller will promptly deliver to Buyer true, accurate and complete copies of the documents comprising each Employee plan or, with respect to any Employee Plan which is unwritten, a detailed written description of eligibility, participation, benefits, funding arrangements, assets and any other matters which relate to the obligations of Seller.

         (b) Except as shown on Exhibit 3.131(b), to the best of the Seller's knowledge and belief, neither Seller nor any fiduciary of an Employee Plan has engaged in a transaction with respect to any Employee Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject Seller or Buyer to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(1) of ERISA or a violation of Section 406 of ERISA.

         (c) Except as shown on Exhibit 3.131(c), the Seller has not incurred nor will incur with respect to any "employee benefit plan" as defined in Section 3(3) of ERISA any actual or contingent material liability, including, but not limited to, liability under Sections 601 through 608 of ERISA and Section 4980B of the Code, any withdrawal liability from any multiemployer pension plan, any termination or withdrawal liability under Section 4062, 4063 or 4064 of ERISA, any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA and Section 412 of the Code (whether or not waived), any requirement to make any contributions to any multiemployer plan, solely as a result of Seller being a member of a "controlled group" of corporations, or treated as a single employer with any other corporation, trade or business (whether or not incorporated) within the meaning of Section 414(b), 414(c) or 414(m) of the Code arising from or incurred with respect to any period prior to the Closing date.

         (d) Except as shown on Exhibit 3.131(d), Seller has, at all times, complied, and currently complies, in all material respects with the applicable continuation requirements for its welfare plans, including (i) Section 4980B of the Code (as well as its predecessor provision, Section 162(k) of the Code) and
Section 601 through 608, inclusive, of ERISA (collectively "COBRA") and (ii) any applicable state statutes mandating health insurance continuation coverage for employees.

         (e) Except for the continuation coverage requirements of COBRA, and except as shown on Exhibit 3.131(e), Seller has no obligations or potential liability for benefits to employees, former employees or their respective dependents following termination of employment or retirement under any of the Employee Plans that are welfare benefit plans as defined in Section 3(1) of ERISA.

         (f) Seller's 401(k) plan, entitled Florida Water Services Corporation Contributory Profit Sharing Plan ("Seller's 401(k) Plan") is intended to be qualified under Section 401(a) of the Code and the trust maintained pursuant thereto is intended to be exempt from federal income taxation under Section 501(a) of the Code and Seller is not aware of any Seller's 401(k) Plan provision or operation that would result in the disqualification of Seller's 401(k) Plan.

         3.14  Intellectual Property Assets

         (a) The term "Intellectual Property Assets" means all intellectual property owned or licensed (as licensor or licensee) by Seller in which Seller has a proprietary interest, including:

               (iii) Seller's name, all assumed fictional business names, trade names, registered and unregistered trademarks, service marks and applications (collectively, "Marks");

               (iv)   all   patents,  patent  applications  and  inventions  and
         discoveries that may be patentable (collectively, "Patents");

               (v)    all   registered   and  unregistered  copyrights  in  both
         published works and unpublished works (collectively, "Copyrights");

               (vi)   all rights in mask works;

               (vii) all know-how, trade secrets, confidential or proprietary information, customer lists, Software, technical information, data, process technology, plans, drawings and blue prints (collectively, "Trade Secrets"); and

               (viii) all rights in internet web sites and internet domain names presently used by Seller (collectively "Net Names").

         (b) Exhibit 3.14 contains a complete and accurate list and summary description and Seller has delivered to Buyer accurate and complete copies, of all Intellectual Property Assets, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available Software programs with a value of less than $500 under which Seller is the licensee except as otherwise indicted on the foregoing exhibit. Except as set forth in
Exhibit 3.14, the Intellectual Property Assets are all those necessary for the operation of Seller's business as it is currently conducted. Seller is the owner or licensee of all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances, and has the right to use and transfer without payment to a Third Party all of the Intellectual Property Assets, other than in respect of licenses listed in Exhibit 3.14. To Seller's knowledge, no Intellectual Property Asset is infringed, or to Seller's knowledge, has been challenged or threatened in any way and does not infringe the intellectual property rights of any Third Party.

         3.15  Brokers Or Finders

         Neither Seller nor any of its Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the sale of Seller's business or the Assets or the Contemplated Transactions.

         3.16  Disclosure

               (e) No material representation or warranty made by Seller in this Agreement contains any material untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

         3.17  Employees

         Exhibit 3.17(a) contains a complete and accurate list of the following information for each employee of Seller, including each employee on leave of absence or layoff status: name; job title; date of hiring or engagement; date of commencement of employment or engagement; current compensation paid or payable and any change in compensation since July 1, 2002; sick and vacation leave that is accrued but unused; and service credited for purposes of vesting and eligibility to participate under any Employee Plan, or any other employee plan, except as otherwise indicated on said exhibit.

         3.18  Labor Disputes; Compliance

         (a)   Except as  shown  on Exhibit  3.18,  Seller  has complied  in all material
respects with all Legal Requirements relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining and other requirements under state of federal law, the payment of social security and similar Taxes and occupational safety and health. Seller is not liable for the payment of any Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

         (b) Except as shown on Exhibit 3.18, (i) Seller has not been, and is not now, a party to any collective bargaining agreement or other labor contract;
(ii) there has not been, there is not presently pending or existing, and to Seller's knowledge there is not threatened, any strike, slowdown, picketing, work stoppage or employee grievance process involving Seller; (iii) to Seller's knowledge no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute; (iv) there is not pending or, to Seller's knowledge, threatened against or affecting Seller any Proceeding relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed with the National Labor Relations Board or any comparable Governmental Body, and there is no organizational activity or other labor dispute against or affecting Seller or the Facilities; (v) no application or petition for an election of or for certification of a collective bargaining agent is pending; (vi) no grievance or arbitration Proceeding exists that might have an adverse effect upon Seller or the conduct of its business; (vii) there is no lockout of any employees by Seller, and no such action is contemplated by Seller; and (viii) to Seller's knowledge there has been no pending charge of discrimination filed against or threatened against Seller with the Equal Employment Opportunity Commission or similar Governmental Body or any pending employment discrimination, wrongful discharge, retaliation lawsuits or lawsuits alleging whistle blowing.

         3.19   Capital Program.

         The Capital Improvement Plan Requirement includes sufficient moneys to satisfy all obligations owed by the Seller under developer agreements assumed by the Buyer.

         3.20 Real Property Additional Representation and Warranty. That the Real Property is not subject to any Encumbrance (including Permitted Encumbrances) and no Survey Matter (as hereinafter defined) exists which (a) materially adversely affects the operation of the System or a portion thereof as operated on September 19, 2002 and the date hereof, as it will be operated on the date of Closing or (b) materially adversely affects the use of the improvements on such Real Property as used on September 19, 2002, on the date hereof and as it will be used on the date of Closing. "Survey Matter" means any item shown on a survey obtained pursuant to Section 10.9 hereof. "Increased Cost" means costs that the Buyer incurs in constructing improvements on, above, or under the Real Property which it would not have incurred if the Encumbrances or Survey Matter did not exist.

         To the best of Seller's knowledge, (a)no part of any material improvement on the Real Property encroaches on any real property not included in the Real Property, and there are no buildings, structures, fixtures or other Improvements primarily situated on adjoining property which materially encroach on any part of the Real Property, and (b) the Real Property on which there is a material plant or other facility abuts on and has direct vehicular access to a public road or has access to a public road via an appurtenant easement benefiting such Land, and is supplied with public or quasi-public utilities and other services appropriate for the operation of the Facilities located thereon.

         3.21 Tie In and Deposits. Schedule 3.21 is a true and accurate statement of the matters set forth therein, and, in addition, is a true and accurate statement (a) of all credits that the Seller is obligated to give to persons (as described in Section 10.10 hereof) against Tie In Charges (as hereinafter defined) and (b) all Tie In Charges that are subject to an agreement pursuant to which the Seller has agreed to provide a Tie In at either no charge or for a fixed charge ("Fixed Charge Tie In's").

4.       Representations and Warranties of Buyer

         Buyer represents and warrants to Seller as follows:

         4.1   Organization and Good Standing

         Buyer is a governmental entity duly organized, validly existing and in good standing under the laws of the State of Florida, with full governmental power and authority to conduct its business as it is now conducted and to complete the transactions contemplated by this Agreement.

         4.2   Authority; No Conflict

         (a) This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the agreements to be executed or delivered by Buyer at Closing (collectively, the "Buyer's Closing Documents"), each of the Buyer's Closing Documents will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms. Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents, and such action has been duly authorized by all necessary corporate action.

         (b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to:

               (i)    any provision of Buyer's Governing Documents;

               (ii) any resolution adopted by the board of directors or the shareholders of Buyer;

               (iii) any Legal Requirement or Order to which Buyer may be subject; or

               (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

         Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         4.3   Certain Proceedings

         Except as shown on Exhibit 4.3 hereto, there is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To Buyer's knowledge, except as set forth on Exhibit 4.3, no such Proceeding has been threatened.

         4.4   Brokers Or Finders

         Neither Buyer nor any of its Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

         4.5 Original Representations and Warranties. The representations and warranties of the Buyer contained in the Original Agreement were true and accurate when made and Seller is in compliance with its duties and obligations set forth in the Original Agreement as of the date hereof.

5.       Covenants of Seller Prior to Closing

         5.1   Access and Investigation

         Between the date of this Agreement and the Closing Date, and upon reasonable advance notice received from Buyer and subject to any applicable confidentiality obligations, Seller shall (a) afford Buyer and its Representatives and prospective lenders, underwriters, and their Representatives (collectively, "Buyer Group") full and free access, during regular business hours, to Seller's personnel, properties (including subsurface testing), contracts, Governmental Authorizations, books and Records and other documents and data, such rights of access to be exercised in a manner that does not unreasonably interfere with the operations of Seller; (b) furnish Buyer Group with copies of all such contracts, Governmental Authorizations, books and Records and other existing documents and data as Buyer may reasonably request;
(c) furnish  Buyer Group with such
additional financial, operating and other relevant data and information as Buyer may reasonably request; and (d) otherwise cooperate and assist, to the extent reasonably requested by Buyer, with Buyer's investigation of the properties, assets and financial condition related to Seller. In addition, Buyer shall have the right to have the Real Property and Tangible Personal Property inspected by Buyer Group, at Buyer's sole cost and expense, for purposes of determining the physical condition and legal characteristics of the Real Property and Tangible Personal Property. In the event subsurface or other destructive testing is recommended by any of Buyer Group, Buyer shall be permitted to have the same performed with the prior consent of Seller, which shall not be unreasonably withheld.

         5.2   Operation of the Business of Seller

         Between September 19, 2002 and the Closing, Seller:

         (a)   shall   conduct  and shall  have conducted  its business  in  the
Ordinary Course of Business;

         (b) except as otherwise directed by Buyer in writing, and without making any commitment on Buyer's behalf, shall use and shall have used its Best Efforts to preserve intact its current business organization, keep available the services of its officers, employees and agents and maintain its relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it;

         (c) shall have conferred and shall confer with Buyer prior to implementing operational decisions of a material nature;

         (d) otherwise shall have reported and shall report periodically to Buyer concerning the status of its business, operations and finances;

         (e)   shall  not  make  and  not  make  any material  changes in senior
management   personnel  identified  by  Buyer  in  Section  2.7,  without  prior consultation with Buyer;

         (f) shall have maintained and shall maintain the Assets in a state of repair and condition that complies with Legal Requirements and is consistent with the requirements and normal conduct of Seller's business;

         (g) shall have kept and shall keep in full force and effect, without amendment, all rights relating to Seller's business;

         (h) shall have complied and shall comply with all Legal Requirements and contractual obligations applicable to the operations of Seller's business;

         (i) shall have cooperated and shall cooperate with Buyer and shall have assisted and shall assist Buyer in identifying the Governmental Authorizations required by Buyer to operate the business from and after the Closing Date and either transferring existing Governmental Authorizations of Seller to Buyer, where permissible, or obtaining new Governmental Authorizations for Buyer;

         (j) upon request from time to time, shall have executed and delivered and shall execute and deliver all documents, shall have made and shall make all truthful oaths, testify in any Proceedings and do all other acts that may be reasonably necessary to consummate the Contemplated Transactions, all without further consideration; and

         (k) shall have maintained and shall maintain all books and Records of Seller relating to Seller's business in the Ordinary Course of Business.

         5.3   Negative Covenant

         Except as otherwise expressly permitted herein, between the date of this Agreement and the Closing Date, Seller shall not without the prior written consent of Buyer which shall not be unreasonably withheld and which shall be promptly acted upon by Buyer, (a) make any modification to any material Seller Contract or Governmental Authorization; or (b) allow the levels of raw materials, supplies or other materials included in the Inventories to vary materially from the levels customarily maintained.

         5.4   Required Approvals

         Seller has made and shall continue to make the reasonably required filings necessary to be made by it in order to consummate the Contemplated Transactions. Seller also shall cooperate with Buyer and its Representatives with respect to all filings that Buyer elects to make or, pursuant to Legal Requirements, shall be required to make in connection with the Contemplated Transactions. Seller also shall cooperate with Buyer and its Representatives in obtaining all Material Consents.

         5.5   Notification

         Between the date of this Agreement and the Closing, Seller shall promptly notify Buyer in writing if any of them becomes aware of (a) any fact or condition that causes or constitutes a Breach of any of Seller's representations and warranties herein as of the date of this Agreement or (b) the occurrence after the date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or Seller's discovery of, such fact or condition. During the same period, Seller also shall promptly notify Buyer of the occurrence of any Breach of any covenant of Seller in this Article 5 or of the occurrence of any event that may make the satisfaction of the conditions in Article 7 impossible or unlikely.

         5.6   No Negotiation

         Until such time  as  this  Agreement  shall  be  terminated pursuant to
Section 9.1, Seller shall not directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to or consider the merits of any inquiries or proposals from any Person (other than Buyer) relating to any business combination transaction involving Seller or the System (other than in the Ordinary Course of Business).

         5.7   Best Efforts

Seller shall use their Best Efforts to cause the conditions in the Agreement to be satisfied and on or before the Closing. Seller shall further as soon as practical after the Closing (a) amend its Governing Documents and take all other actions necessary to change its name to one sufficiently dissimilar to Seller's present name, in Buyer's judgment, to avoid confusion and (b) take all actions requested by the Buyer so that Buyer can either assume such name as an assumed name or to change its name to Seller's present name.

         5.8   Payment Of Liabilities

         Seller shall pay or otherwise satisfy in the Ordinary Course of Business all of its Liabilities and obligations as they come due.

         5.9   Current Evidence of Title

               (a)    Seller has furnished to Buyer, at Seller's expense,

               (i) from Commonwealth Land Title Insurance Company (the "Title Policy") (the "Title Insurer"):

                      (1) a title commitment or title commitments issued by the Title Insurer to insure title to each parcel listed therein (which Seller warrants is all real property that Seller owns or owned as of September 19, 2002 in fee simple other than such real property that is an Excluded Asset), in the aggregate amount of $466,500,000, subject to adjustment as provided in Section 2.3(B), naming Buyer as the proposed insured and having the effective dates as set forth therein, wherein the Title Insurer has agreed to issue an ALTA form owner's title insurance policy 1992 (10-17-92) with Florida modifications (collectively the "Title Commitment"); and

                      (2) copies of all recorded documents listed as Schedule B-1 matters to be terminated or satisfied in order to issue the policy described in the Title Commitment or as special Schedule B-2 exceptions thereunder (the "Recorded Documents").

         (b) The Title Commitment includes the Title Insurer's requirements for issuing its title policy, which requirements shall be met by Seller on or before the Closing Date

(including those requirements that must be met by releasing or satisfying monetary Encumbrances, but excluding Encumbrances that will remain after Closing as agreed to by the Buyer and those requirements that are to be met solely by Buyer).

         (c) If any of the following shall occur (collectively, a "Title Objection"):

               (i) The Title Commitment or other evidence of title or search of the appropriate real estate records discloses that any party other than Seller has title to the insured estate covered by the Title Commitment;

               (ii)   any title exception  is disclosed  in  Schedule B  to  any
         Title Commitment that is not one of the Permitted Real Estate Encumbrances or one that Seller specifies when delivering the Title Commitment to Buyer as one that Seller will cause to be deleted from the Title Commitment concurrently with the Closing, including (A) any exceptions that pertain to Encumbrances securing any loans and (B) any exceptions that Buyer reasonably believes could materially and adversely affect Buyer's use and enjoyment of the Land described therein; or

               (iii)  any survey  discloses any  matter  that  Buyer  reasonably
         believes  could   materially  and  adversely  affect  Buyer's  use  and
         enjoyment of the Land described therein;

then Buyer shall notify Seller in writing ("Buyer's Notice") of such matters by December 31, 2002. Notwithstanding the foregoing, the surveys referenced in
(iii) of the previous  sentence will be obtained  after the Closing  pursuant to
Section 10.9 and the Buyer shall, upon obtaining such survey and for a reasonable time thereafter, have the right to object to any matter to which it could have objected to under said part (iii) by delivering a written notice to the Seller and such matter shall be a Title Objection as set forth above.

         (d) Seller shall use its Best Efforts to cure each Title Objection and take all steps required by the Title Insurer to eliminate each Title Objection as an exception to the Title Commitment. In the event that the Title Objection arises after the Closing, then the Seller shall use its Best Efforts to cure such Title Objection and take all steps required by the Title Insurer to amend the title policy previously issued as required herein to eliminate such Title Objection. Any Title Objection that the Title Company is willing to insure over on terms acceptable to Seller and Buyer is herein referred to as an "Insured Exception." The Insured Exceptions, together with any title exception or matters disclosed by the Survey not objected to by Buyer in the manner aforesaid shall be deemed to be acceptable to Buyer.

         (e) Nothing herein waives Buyer's right to claim a breach of Section 3.9(a) or to claim a right to indemnification as provided in Section 11.2 if Buyer suffers material Damages as a result of a misrepresentation with respect to the condition of title to the Land.

         (f) Seller shall use its best efforts to comply with the requirements of Schedule B Section 1 of the Title Commitment. At the Closing, Seller shall identify any Schedule B Section 1 requirements that cannot be satisfied as of the Closing. Seller and Buyer shall agree on a post-Closing process to satisfy these requirements (the "Post-Closing Schedule B Requirements"). Seller shall indemnify the Buyer as to all Post-Closing Schedule B requirements that are not satisfied in accordance with the agreed upon post-Closing process.

6.       Covenants of Buyer Prior to Closing

         6.1   Required Approvals

         As promptly as practicable after the date of this Agreement, Buyer shall make, or cause to be made, all filings required by Legal Requirements to be made by it to consummate the Contemplated Transactions. Buyer also shall cooperate, and cause its Related Persons to cooperate, with Seller (a) with respect to all filings Seller shall be required by Legal Requirements to make and (b) in obtaining all Consents identified in Exhibit 7.3, provided, however, that Buyer shall not be required to dispose of or make any change to its business, expend any material funds or incur any other material burden in order to comply with this Section 6.1.

         6.2   Best Efforts

         Buyer shall use its Best Efforts to cause the conditions in this Agreement to be satisfied.

7.       Conditions Precedent to Buyer's Obligation to Close

         Buyer's obligation to purchase the Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

         7.1   Accuracy of Representations

         (a) All of Seller's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties
(considered individually), shall have been accurate as of the Exhibit Delivery Date, and shall be accurate in all material respects as of the time of the Closing as if then made.

         (b) Each of the representations and warranties in Sections 3.2(a) and 3.4, and each of the representations and warranties in this Agreement that contains an express materiality qualification, shall be accurate in all respects as of the time of the Closing as if then made.

         7.2   Seller's Performance

         All of the covenants and obligations that Seller are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been duly performed and complied with in all material respects.

         7.3   Consents

         Each of the Material Consents to be identified by Buyer and agreed to by Seller in Exhibit 7.3 prior to Closing (the "Material Consents") shall have been obtained and shall be in full force and effect.

         7.4   Additional Documents

         Seller  shall  have caused the documents and  instruments  required  by
Section 2.7(a) and the following documents to be delivered (or made available ) to Buyer:

         (a) The articles of incorporation and all amendments thereto of Seller, duly certified as of a recent date by the Secretary of State;

         (b)   A legal opinion reasonably satisfactory to Buyer; and

         (c) Such other documents as Buyer may reasonably request for the purpose of:

               (i) evidencing the accuracy of any of Seller's representations and warranties;

               (ii) evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by Seller;

               (iii) evidencing the satisfaction of any condition referred to in this Article 7;

               (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions; or

               (v) evidence showing the release of all liens, security interests, and other encumbrances other than Permitted Encumbrances (but excluding any Permitted Encumbrances that encumber the Assets held by any entity which has provided or may provide financing to the Seller)

7.5      No Conflict

         Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly, materially contravene or conflict with or result in a material violation of or cause Buyer or any Related Person of Buyer to suffer any material adverse consequence under (a) any applicable Legal Requirement or Order or (b) any valid Legal Requirement or Order that has been entered by any Governmental Body.

         7.6 Line of Credit. Seller shall have caused ALLETE, Inc., to execute and deliver to the Buyer an agreement in the form and substance of Exhibit 7.6 hereto.

8.       Conditions Precedent to Seller's Obligation to Close

         Seller's obligation to sell the Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller in whole or in part):

         8.1   Accuracy of Representations

         All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the time of the Closing as if then made.

         8.2   Buyer's Performance

         All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been performed and complied with in all material respects.

         8.3   Additional Documents

         Buyer shall have caused a legal opinion satisfactory to Seller to be supplied and the documents and instruments required by Section 2.7(b) and the following documents to be delivered or made available to Seller:

         (a) such other documents as Seller may reasonably request for the purpose of:

               (i) evidencing the accuracy of any representation or warranty of Buyer,

               (ii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer or

               (iii) evidencing the satisfaction of any condition referred to in this Article

         8.4   No Injunction

         There shall not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the consummation of the Contemplated Transactions and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

9.       Termination

         9.1   Termination Events

         By notice given prior to or at the Closing, subject to Section 9.2, this Agreement may be terminated as follows:

         (a) by Buyer if a material Breach of any provision of this Agreement has been committed by Seller and such Breach has not been waived by Buyer;

         (b) by Seller if a material Breach of any provision of this Agreement has been committed by Buyer and such Breach has not been waived by Seller;

         (c) by Buyer if any condition in Article 7 has not been satisfied as of the date specified for Closing in the first sentence of Section 2.6 or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement), and Buyer has not waived such condition on or before such date;

         (d) by Seller if any condition in Article 8 has not been satisfied as of the date specified for Closing in the first sentence of Section 2.6 or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement), and Seller has not waived such condition on or before such date;

         (e)   by mutual consent of Buyer and Seller;

         (f) by Buyer if the Closing has not occurred on or before February 14, 2003 or such later date as the parties may agree upon, unless the Buyer is in material Breach of this Agreement; or

         (g) by Seller if the Closing has not occurred on or before February 14, 2003 or such later date as the parties may agree upon, unless the Seller is in material Breach of this Agreement.

         (h) by Seller if the amount of Purchase Price Installment 1 is less than $400,000,000 as of the date of pricing of the Closing Bonds.

         9.2   Effect Of Termination

         Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in this Section 9.2 and Articles 12 and 13 (except for those in Section 13.5) will survive, provided, however, that, if this Agreement is terminated because of a Breach of this Agreement by the non-terminating party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired. Furthermore, notwithstanding any such termination, the Seller shall immediately upon termination pay to the Buyer the Due Diligence Amount.

         Neither Buyer nor Seller shall be liable to the other in the event that after the execution of this Agreement there occurs (i) a change of law that prevents the Closing, (ii) any action by a third party that prevents the Closing or (iii) any order by a Governmental Agency or court that prevents the Closing. Both parties agree to diligently defend against a third party attempt to prevent a Closing.

10.      Additional Covenants

         10.1  Employees and Employee Benefits

         (a) Information on Active Employees. For the purpose of this Agreement, the term "Active Employees" shall mean all individuals employed by Seller on the Closing Date by , including employees on temporary leave of absence, including family medical leave, military leave, temporary disability or sick leave, but excluding employees on long-term disability leave.

         (b)   Employment of Active Employees by Buyer.

               (i) Buyer will make offers of employment to all employees are legally eligible for employment in the United States . Buyer will provide Seller with a list of Active Employees to whom Buyer has made an offer of employment that has been accepted to be effective on the Closing Date (the "Hired Active Employees"). Subject to Legal Requirements, Buyer will have reasonable access to the Facilities and personnel Records (including performance appraisals, disciplinary actions, grievances and medical Records) of Seller for the purpose of preparing for and conducting employment interviews with all Active Employees and will conduct the interviews as expeditiously as possible prior to the Closing Date. Access will be provided by Seller upon reasonable prior notice during normal business hours. Effective immediately before the Closing, Seller will terminate the employment of all Hired Active Employees.

               (ii) Neither Seller nor its Related Persons shall solicit the continued employment of any Active Employee (unless and until Buyer has informed Seller in writing that the particular Active Employee will not receive any employment offer from Buyer) or the employment of any Hired Active Employee after the Closing who are still employed by Buyer. Buyer shall inform Seller promptly of the identities of those Active Employees to whom it will not make employment offers, and Seller shall comply with the WARN Act as to those Active Employees. Buyer consents to the Seller giving WARN Act notice, if it elects to do so, as provided under law.

               (iii) It is understood and agreed that (A) Buyer's expressed intention to extend offers of employment as set forth in this section shall not constitute any commitment, Contract or understanding (expressed or implied) of any obligation on the part of Buyer to a post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those set forth herein that Buyer may establish pursuant to individual offers of employment, and
         (B) employment offered by Buyer will be "at will" and may be terminated by Buyer or by an employee at any time for any reason (subject to any written commitments to the contrary made by Buyer or an employee and Legal Requirements). Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of Buyer to terminate, reassign, promote or demote any of the Hired Active Employees after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such employees.

         (c)   Salaries and Benefits.

               (i) Seller shall be responsible for (A) the payment of all wages and other remuneration due to Active Employees with respect to their services as employees of Seller through the close of business on the Closing Date, ; (B) the payment of any termination or severance payments and the provision of health plan continuation coverage in accordance with the requirements of COBRA and Sections 601 through 608 of ERISA, or may be required by Seller by law or contract; and (C) any and all payments to employees required under the WARN Act as a result of the contemplated transactions Notwithstanding the foregoing provisions, and solely for the purpose of ensuring the payment of wages to Active Employees only on the actual date of Closing, the Seller shall be responsible for the payment of wages with respect to Active Employees for any workshift beginning prior to 12:00 a.m. on the date of Closing and which workshifts end after 12:01 a.m. on the date of Closing.

               (ii) Seller shall be liable for any claims made or incurred by Active Employees and their beneficiaries through the Closing Date under the Employee

         Plans. For purposes of the immediately preceding sentence, a claim will be deemed incurred, in the case of hospital, medical or dental benefits, when the services that are the subject of the charge are performed and, in the case of other benefits (such as disability or life insurance), when an event has occurred or when a condition has been diagnosed that entitles the employee to the benefit.

         (d) Terms of Employment. Buyer will set its own initial terms and conditions of employment for the Hired Active Employees and others it may hire, including work rules, benefits and salary and wage structure, all as permitted by law, provided such terms and conditions shall be in the aggregate substantially similar in value to the terms and conditions of such Hired Active Employees under the Seller's employ as disclosed to Buyer herein. Buyer is not obligated to assume any collective bargaining agreements under this Agreement. Seller shall be solely liable for any severance payment required to be made to its employees due to the Contemplated Transactions. Any bargaining obligations of Buyer with any union with respect to bargaining unit employees subsequent to the Closing, whether such obligations arise before or after the Closing, shall be the sole responsibility of Buyer.

         (f)   General Employee Provisions.

               (i) Seller and Buyer shall give any notices required by Legal Requirements and take whatever other actions with respect to the plans, programs and policies described in this Section 10.1 as may be necessary to carry out the arrangements described in this Section 10.1.

               (ii) Seller and Buyer shall provide each other with such plan documents and summary plan descriptions, employee data or other information as may be reasonably required to carry out the arrangements described in this Section 10.1.

               (iii) If any of the arrangements described in this Section 10.1 are determined by the IRS or other Governmental Body to be prohibited by law, Seller and Buyer shall modify such arrangements to as closely as possible reflect their expressed intent and retain the allocation of economic benefits and burdens to the parties contemplated herein in a manner that is not prohibited by law.

               (iv) Seller shall provide Buyer with completed 1-9 forms and attachments with respect to all Hired Active Employees, except for such employees as Seller certifies in writing to Buyer are exempt from such requirement.

               (v) Buyer shall not have any responsibility, liability or obligation, whether to Active Employees, former employees, their beneficiaries or to any other Person, with respect to any employee benefit plans, practices, programs or arrangements (including the establishment, operation or termination thereof and the notification and provision of COBRA coverage extension) maintained by

         Seller.

               (vi)   Seller will require certain  assistance from certain Hired
         Active Employees to process post-Closing obligations of Seller, including, but not limited to, filings with the Florida Public Service Commission and other regulatory agencies and federal wage and tax filings (collectively the "Post-Closing Obligations"), and Buyer agrees to provide the services of such necessary employees to assist Seller with its Post-Closing Obligations. Such assistance shall not unreasonably interfere with the necessary employees' regular duties for Buyer. As consideration to Buyer for assistance with Seller's Post-Closing Obligations, Seller shall pay Buyer the sum of Fifty Thousand Dollars ($50,000.00), which sum shall be credited to Buyer at the Closing.

         10.2  Payment of all Taxes Resulting From Sale of Assets by Seller

         Seller shall pay in a timely manner all Taxes resulting from or payable in connection with the sale of the Assets pursuant to this Agreement, regardless of the Person on whom such Taxes are imposed by Legal Requirements.

         10.3  Payment of Other Retained Liabilities

         In addition to payment of Taxes pursuant to Section 10.2, Seller shall pay, or make adequate provision for the payment, in full all of the Retained Liabilities and other Liabilities of Seller under this Agreement. If any such Liabilities are not so paid or provided for, or if Buyer reasonably determines that failure to make any payments will impair Buyer's use or enjoyment of the Assets or conduct of the business previously conducted by Seller with the Assets, Buyer may, upon ten (10) days notice, at any time after the Closing Date, elect to make all such payments directly (but shall have no obligation to do so) and set off and deduct the full amount of all such payments from the maturing payments due from Buyer to Seller or as provided for from the Capital Charges owing to Seller.

         10.4  Removing Excluded Assets

         Within sixty (60) days after the Closing Date, Seller shall remove all Excluded Assets (other than the Capital Charges provided for in Section 2.2 hereof) from all Facilities and other Land to be occupied by Buyer. Such removal shall be done in such manner as to avoid any damage to the Facilities and other properties to be occupied by Buyer and any disruption of the business operations to be conducted by Buyer after the Closing. Any damage to the Assets or to the Facilities resulting from such removal shall be paid by Seller. Should Seller fail to remove the Excluded Assets as required by this Section, Buyer shall have the right, but not the obligation, (a) to remove the Excluded Assets at Seller's sole cost and expense; (b) to store the Excluded Assets and to charge Seller all storage costs associated therewith; (c) to treat the Excluded Assets as unclaimed

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

and to proceed to dispose of the same under the laws governing unclaimed property; or (d) to exercise any other right or remedy conferred by this Agreement or otherwise available at law or in equity. Seller shall promptly reimburse Buyer for all costs and expenses incurred by Buyer in connection with any Excluded Assets not removed by Seller on or before the Closing Date.

         10.5  Reports and Returns

         Seller shall promptly after the Closing prepare and file all reports and returns required by Legal Requirements relating to the business of Seller as conducted using the Assets, to and including the Effective Time.

         10.6  Assistance in Proceedings

         Seller will cooperate with Buyer and its counsel in the contest or defense of, and make available its personnel and provide any testimony and access to its books and Records in connection with, any Proceeding involving or relating to (a) any Contemplated Transaction or (b) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status or transaction on or before the Closing Date involving Seller or its business.

         10.7  Retention of and Access to Records

         After the Closing Date, Buyer shall retain for a period consistent with Buyer's record-retention policies and practices those Records of Seller delivered to Buyer. Buyer also shall provide Seller and their Representatives reasonable access thereto, during normal business hours to enable them to prepare financial statements or tax returns or deal with tax audits. After the Closing Date, Seller shall provide Buyer and its Representatives reasonable access to Records that are Excluded Assets, during normal business hours for any reasonable business purpose specified by Buyer in such notice.

         10.8  Further Assurances

         Subject to the proviso in Section 6.1, the parties shall cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.

         10.9 Environmental and Real Estate Matters. The Buyer shall have the right at Seller's expense, but not the obligation, to do Phase 1 environmental site assessments and studies and regulatory compliance audits on the Real Property and other assets of the Seller (whether or not located on the Real Property) (collectively, "Environmental

Property") as Buyer may determine. The foregoing pursuant to this Section shall be accomplished within nine (9) months after the Closing. For 90 days after the Buyer has received all the foregoing it desires to obtain pursuant to the first sentence of this Section, the Buyer shall have the right at Seller's expense, but not the obligation, to do such further environmental studies and assessments (including soil and surface water and ground water testing) and regulatory compliance audits on the Environmental Property based on the recommendations contained in such Phase 1's or in subsequent reports issued by the environmental consultant(s) on the Environmental Property which reports were obtained pursuant to this Section. The foregoing 90 day period set forth in the previous sentence shall be extended to a time period within which the environmental assessments, studies and audits can reasonably be completed if such environmental studies cannot be completed within such time period because of extraordinary circumstances (such as a Phase 2 assessment recommending a Phase 3 assessment being done, test results not being promptly available, test results only being obtainable if higher than normal fees are paid, or testing being of such a nature that such testing takes more time than testing usually takes as a general matter).

         The Buyer shall have the right at Seller's expense, but not the obligation, to do such surveys on the Real Property as Buyer reasonably determines have situated on it valuable improvements or has on it improvements that are significant to the operation of the System and excluding the following property: (1) lift station property with an assessed value less than $150,000, and (2) unimproved parcels in excess of a 1/4 acre. Buyer will not cause any surveys to be paid for by the Seller if the individual cost of such survey is in excess of $10,000, unless either (1) the buyer has reasonable cause to believe the survey will show a material encroachment or excroachment or (2) such property does in fact bear a material encroachment or excroachment. Prior to undertaking any such surveys, Buyer shall notify Seller in writing and Seller shall have the right to object in writing to Buyer's determination if Seller concludes that Buyer's determination was not reasonable, for ten (10) days after receipt thereof (and if Seller fails to so object, Seller will be deemed to have agreed to Buyer's determination). If Seller and Buyer cannot resolve such dispute, then whether such determination is reasonable shall be determined in accordance with the dispute resolution provisions hereof. Buyer's right to do surveys under this paragraph shall expire three (3) years after the Closing.

         All such environmental studies and assessments and regulatory compliance audits and surveys done pursuant to this Section shall be at the sole cost and expense of the Seller and Seller agrees to reimburse Buyer for the costs and expenses incurred by Buyer under this Section. As provided above, Seller will deposit with Buyer $200,000.00 to be held by Buyer for the purposes of reimbursing the Buyer for costs and expenses incurred pursuant to this Section. Buyer agrees to first utilize such money before requesting Seller to directly reimburse it for such costs and expenses.

         10.10 Fixed Tie-In's and Tie-In Deposits. Seller has supplied to Buyer documents pursuant to this Agreement relating to obligations that the Seller has to provide a Fixed Charge Tie In (as defined in Section 3.21) (the "Tie In Documents") and the amount which the Buyer would receive under a Fixed Charge Tie In may be less than the Buyer would, but for this section charge, for such Individual Tie-In (as defined in Section 3.21). Although Buyer is not under this Agreement assuming such obligations, Buyer does hereby agree to provide utility service to persons who would otherwise have received service from Seller under the Tie In Documents, and to further provide Individual Tie In's at the Fixed Charge Tie In to the Person entitled to receive such Fixed Charge Tie In from the Seller, provided that the representations and warranties of the Seller set forth in Section 3.21 are true and accurate.

         Furthermore, Seller has supplied to Buyer documents pursuant to this Agreement relating to deposits ("Vendee Deposit") made by land contract vendees ("Deposit Vendee") pursuant to land contracts for which deposits the Seller has agreed to give the relevant Deposit Vendee a credit equal to such deposits made by such Deposit Vendee against Tie In Charges which such Deposit Vendee would have to pay at the time it obtains water and/or sewage service from the System. After Closing, some of such Deposit Vendees will continue to make such deposits and Seller agrees to promptly after Closing take such action to cause all such future deposits to be paid to the Buyer and shall supply the Buyer with evidence that it has done so. Although Buyer is not under this Agreement assuming such obligations, Buyer does hereby agree that it will provide utility service to such Deposit Vendees and shall give the relevant Deposit Vendee a credit against Tie In Charges at the time it supplies such Deposit Vendee an Individual Tie In, which credit will be in an amount equal to that which the Seller is, at the Effective Time obligated to give the relevant Deposit Vendee plus the amount of deposits that the Buyer receives after the Effective Time from such Deposit Vendee pursuant to this paragraph, provided that the representation and warranty set forth in Section 3.21 hereof is true and accurate.

         10.11 CUSTOMER DEPOSITS.

         At Closing, Seller shall transfer to the Buyer by electronic fund transfer all funds in customer deposit accounts ("Customer Deposits"), including any interest earned, accrued or due thereon through the Closing Date. Upon receipt of the Customer Deposits, Buyer will assume responsibility for maintaining accurate books and records of the funds and for repaying the Deposits in accordance with the standards and procedures adopted by the Buyer.

         10.12 REGULATORY TRANSFER CONTINGENCY.

         The sale and transfer of the Assets pursuant to this Agreement is contingent upon approval by the Florida Public Service Commission and the other applicable County

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

Regulatory Agencies. Pursuant to Section 163.01(7)(g), Florida Statutes, Section 367.071(4)(a), Florida Statutes, and prior legal precedent, such approvals may be obtained after Closing and must be granted as a matter of right.


11.      Indemnification; Remedies

         11.1  Survival

         All representations, warranties, covenants and obligations in this Agreement, the certificates delivered pursuant to Section 2.7 and any other certificate or document delivered pursuant to this Agreement shall survive the Closing and the consummation of the Contemplated Transactions, subject to
Section 11.7. The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation (including any environmental investigation or assessment) conducted with respect to, or any knowledge acquired at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations. For purposes of this
Article 11, whenever the phrases "to Seller's knowledge", "to the best of Seller's knowledge", "to the knowledge of Seller", or any similar phrase, or whenever the words "material" or "materially" are used in this Agreement (other than in this Article 11), such words and phrases shall be disregarded for purposes of this Article 11 and indemnification hereunder as if such words or phrases were stricken from this Agreement.

         11.2  Indemnification and Reimbursement by Seller

         Seller will indemnify and hold harmless Buyer, and its Representatives, shareholders, subsidiaries and Related Persons (collectively, the "Buyer Indemnified Persons"), and will reimburse the Buyer Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a Third-Party Claim (collectively, "Damages") (but not including any Damages recovered by the offsets for the Remedial Capital Project Amount), arising from or in connection with:

               (a) any Breach of any representation or warranty made by Seller in (i) this Agreement (without giving effect to any supplement thereto),
(ii) the certificates delivered pursuant to Section 2.7 (for this purpose, each such certificate will be deemed to have stated that Seller's representations and warranties in this Agreement fulfill the requirements of Section 7.1 as of the Closing Date as if made on the Closing Date without giving effect to any supplement thereto, unless the certificate expressly states that the matters disclosed in a supplement have caused a condition specified in Section 7.1 not to be satisfied), (v) any transfer instrument or (vi) any other certificate, document, writing or instrument delivered by Seller pursuant to this Agreement;

               (b) any Breach of any covenant or obligation of Seller in this Agreement or in any other certificate, document, writing or instrument delivered by Seller pursuant to this Agreement;

               (c) (1) Any Liability arising out of the ownership or operation of the Assets prior to the Effective Time other than the Assumed Liabilities, including, but not limited to, any litigation existing on the date of Closing or subsequently filed against the Buyer challenging the transaction, and (2) litigation expenses for eminent domain actions filed against the Buyer subject to reimbursement of those expenses to the Seller by the condemning authority.
               (d) any brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any Person with Seller (or any Person acting on its behalf) in connection with any of the Contemplated Transactions;

               (e) any liability under the WARN Act or any similar state or local Legal Requirement that may result from an "Employment Loss", as defined by 29 U.S.C. sect. 2101(a)(6), caused by any action of Seller prior to the Closing or by Buyer's decision not to hire previous employees of Seller;

               (f)    any Employee Plan established or maintained by Seller; or

               (g)    any Retained Liabilities.

               Notwithstanding anything contained in this Agreement to the contrary, the Buyer will not have the right to sue the Seller for Damages which result form a defect in the title to the Real Property obtained by the Buyer pursuant to this Agreement for which there is applicable title insurance pursuant to Section 5.9 hereof and on which a claim may be made by the Buyer for the relevant Damages unless (a) the Buyer has filed a claim under the relevant title insurance policy and the claim has not been allowed within 90 days of the date the claim was filed or (b) the Buyer has filed a claim under the relevant title insurance policy, the claim was allowed within 90 days after the filing of the claim but the processing or defending (or the taking of other relevant action in accordance with the claim by the Title Insurer) is not proceeding in a satisfactory manner as determined by the Buyer in the exercise of its reasonable judgment.

         11.3  Indemnification and Reimbursement  by Seller - Environmental  and
Real

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

Estate Matter

         In addition to the other indemnification provisions in this Article 11, Seller will indemnify and hold harmless Buyer and the other Buyer indemnified Persons, and will reimburse Buyer and the other Buyer Indemnified Persons, for any Damages (including costs of cleanup, containment or other remediation) arising from or in connection with:

               (a) any Environmental, Health and Safety Liabilities arising out of or relating to: (i) the ownership or operation by any Person at any time on or prior to the Closing Date of any of the Facilities, assets or the business of Seller, or (ii) any Hazardous Materials or other contaminants that were present on the Facilities or Assets at any time on or prior to the Closing Date; or

               (b) any bodily injury (including illness, disability and death, regardless of when any such bodily injury occurred, was incurred or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction and deprivation of the use of real property) or other damage of or to any Person or any Assets in any way arising from or allegedly arising from any Hazardous Activity conducted by any Person with respect to the business of Seller or the Assets prior to the Closing Date or from any Hazardous Material that was (i) present on or before the Closing Date on or at the Facilities (or present on any other property, if such Hazardous Material emanated or allegedly emanated from any Facility and was present on any Facility, on or prior to the Closing Date) or (ii) Released or allegedly Released by any Person on or at any Facilities or Assets at any time on or prior to the Closing Date.

               (c) any assertion of, or the existence of, any right by any Person to obtain the ownership of, or right to negotiate to obtain the ownership of, any of the Assets other than any such right granted by or purported to have been granted by the Buyer, including without limitation rights of first refusal or rights to have Seller negotiate with such Person prior to sale of any of the Assets to another Person (and including therein without limitation any of the foregoing which have been asserted by Volusia County and which may be asserted by Altamonte Springs).

         Buyer, with Seller's consent and approval which shall not be unreasonably withheld, will be entitled to control any Remedial Action, any Proceeding relating to an Environmental Claim and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section 11.3. The procedure described in Section 11.9 will apply to any claim solely for monetary damages relating to a matter covered by this Section 11.3.

         No claim for environmental indemnification or reimbursement may be asserted unless (i) the underlying environmental condition is specifically identified in Exhibit 3.13 or (ii) the party asserting the claim establishes that the conditions, Release, disposal or actions giving rise to the liability or claim were present at or prior to Closing and that the party asserting the claim did not materially cause or contribute to such conditions after Closing. For purposes of this section 11.3, all environmental conditions and compliance issues arising out of, related to, or caused by any facts or circumstances as described in the environmental reports listed in Exhibit 3.13 or obtained pursuant to Section 3.12hereof are deemed to have been specifically identified in Exhibit 3.13.

         11.4  Indemnification and Reimbursement by Buyer

         Buyer will indemnify and hold harmless Seller, and will reimburse Seller, for any Damages arising from or in connection with:

               (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement;

               (b) any Breach of any covenant or obligation of Buyer in this Agreement or in any other certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement;

               (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on Buyer's behalf) in connection with any of the Contemplated Transactions; or

               (d)    any Assumed Liabilities.

         11.5  Limitations on Amount--Seller

         Seller shall have no liability (for indemnification or otherwise) with respect to claims under Section 11.2(a) until the total of all Damages with respect to such matters exceeds $500,000 and then only for the amount by which such Damages exceed $500,000. However, this Section 11.5 will not apply to claims under (the following, each an "Exempted Breach") Section 11.2(b) through
(g) or to matters arising in respect of Sections 3.7, 3.13, or 3.15, to any Breach of any of Seller's representations and warranties of which the Seller had knowledge at any time prior to the date on which such representation and warranty is made or any Breach by Seller of any covenant or obligation. Notwithstanding the foregoing, the Seller shall not be liable for Minor Claims (as hereinafter defined) until such Minor Claims aggregate more than $500,000 in which case, Seller shall be liable for all Minor Claims to the extent that in the aggregate they exceed $500,000 provided that Damages in aggregate exceed $500,000. "Minor Claim" means Damages resulting from a Breach hereof covered by
Section 11.2(a) (other than an Exempted Breach) that do not exceed $20,000.00.

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

         11.6  Limitations on Amount--Buyer

         Buyer will have no liability (for indemnification or otherwise) with respect to claims under Section 11.4(a) until the total of all Damages with respect to such matters exceeds $500,000 and then only for the amount by which such Damages exceed $500,000. However, this Section 11.6 will not apply to claims under Section 11.4(b) through (d) or matters arising in respect of
Section 4.4 or to any Breach of any of Buyer's representations and warranties of which Buyer had knowledge at any time prior to the date on which such representation and warranty is made or any Breach by Buyer of any covenant or obligation, and Buyer will be liable for all Damages with respect to such Breaches.

         11.7  Time Limitations

               (a) If the Closing occurs, Seller will have liability (for indemnification or otherwise) with respect to any Breach of (i) a covenant or obligation to be performed or complied with prior to the Closing Date (other than those in Sections 2.1 and 2.4(b) and Articles 10 and 12, as to which a claim may be made at any time), or (ii) a representation or warranty (other than one contained in Section 3.12 or 3.13 hereof) only if on or before three years after the Closing Date, Buyer notifies Seller of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Buyer. If the Closing occurs, Seller will have liability (for indemnification or otherwise) with respect to any Breach of the representations and warranties contained in Section 3.12 or 3.13 hereof only if on or before five years after the Closing Date, the Buyer notifies Seller of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Buyer.

               (b) If the Closing occurs, Buyer will have liability (for indemnification or otherwise) with respect to any Breach of (i) a covenant or obligation to be performed or complied with prior to the Closing Date (other than those in Article 12, as to which a claim may be made at any time) or (ii) a representation or warranty (other than that set forth in Section 4.4, as to which a claim may be made at any time), only if on or before three years after the Closing Date, Seller notifies Buyer of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Seller.

         11.8  Right Of Setoff

         Upon notice to Seller specifying in reasonable detail the basis therefor, Buyer may set off any amount to which it may be entitled under this
Article 11 against amounts otherwise payable to Seller, subject to Seller's right to object under the Dispute Resolution Process. The exercise of such right of setoff by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default.

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

Neither the exercise of nor the failure to exercise such right of setoff will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

         11.9  Third-Party Claims

               (a) Promptly after receipt by a Person entitled to indemnity under Section 11.2, 11.3 (to the extent provided in the last sentence of Section 11.3) or 11.4 (an "Indemnified Person") of notice of the assertion of a Third-Party Claim against it, such Indemnified Person shall give notice to the Person obligated to indemnify under such Section (an "Indemnifying Person") of the assertion of such Third-Party Claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person's failure to give such notice.

               (b)    If an Indemnified Person gives notice to the  Indemnifying
Person pursuant to Section 11.9(a) of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Person is also a Person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel satisfactory to the Indemnified Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Article 11 for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a Third-Party Claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification, and (ii) no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person's Consent unless (A) there is no finding or admission of any violation of Legal Requirement or any violation of the rights of any Person; (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (C) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its Consent. If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the Indemnifying Person does not, within ten (10) days after the Indemnified Person's notice is given, give

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notice to the  Indemnified  Person of its election to assume the defense of such
Third-Party Claim, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.

               (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its Consent (which may not be unreasonably withheld).

               (d) Notwithstanding the provisions of Section 13.4, Seller hereby consents to the nonexclusive jurisdiction of any court in which a Proceeding in respect of a Third-Party Claim is brought against any Buyer Indemnified Person for purposes of any claim that a Buyer Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein and agree that process may be served on Seller and Shareholders with respect to such a claim anywhere in the world.

               (e) With respect to any Third-Party Claim subject to indemnification under this Article 11: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third-Party Claim and any related Proceedings at all stages thereof where such Person is not represented by its own counsel, and
(ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

               (f)    With respect  to  any   Third-Party   Claim   subject   to
indemnification under this Article 11, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use its Best Efforts, in respect of any Third-Party Claim in which it has assumed or participated in the defense, to avoid production of Confidential Information (consistent with applicable law and rules of procedure), and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

         11.10 Other Claims

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         A claim for indemnification for any  matter not involving a Third-Party
Claim may be asserted by notice to the party from whom indemnification is sought and shall be paid promptly after such notice, subject to filing an objection under the Dispute Resolution Process.

         11.11 Buyer Benefit

         Upon any termination of this Agreement that would entitle the Buyer to recover the benefit of its bargain with the Seller, the Buyer and Seller agree that the value of the benefit of the bargain is speculative, is not readily subject to determination objectively and agree that the value of the benefit of the bargain to the Buyer is $5 Million, plus an amount equal to all transaction costs which the Buyer would have paid if the Closing and issuance of the Acquisition Bonds had taken place.

12.      Confidentiality

         12.1  Definition of Confidential Information

               (a) As used in this Article 12, the term "Confidential Information" includes any and all of the following information of Seller or Buyer that has been or may hereafter be disclosed in any form, whether in writing, orally, electronically or otherwise, or otherwise made available by observation, inspection or otherwise by either party (Buyer on the one hand or Seller, on the other hand) or its Representatives (collectively, a "Disclosing Party") to the other party or its Representatives (collectively, a "Receiving Party"):

               (i) all information that is a trade secret under applicable trade secret or other law;

               (ii) all information concerning product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer hardware, Software and computer software and database technologies, systems, structures and architectures;

               (iii) all information concerning the business and affairs of the Disclosing Party (which includes historical and current financial statements, financial projections and budgets, tax returns and accountants' materials, historical, current and projected sales, capital spending budgets and plans, business plans, strategic plans, marketing and advertising plans, publications, client and customer lists and files, contracts, the names and backgrounds of key personnel and personnel training techniques and materials, however documented), and all information

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         obtained from review of the Disclosing Party's documents or property or discussions with the Disclosing Party regardless of the form of the communication; and

               (iv) all notes, analyses, compilations, studies, summaries and other material prepared by the Receiving Party to the extent containing or based, in whole or in part, upon any information included in the foregoing.

         (b) Any trade secrets of a Disclosing Party shall also be entitled to all of the protections and benefits under applicable trade secret law and any other applicable law. If any information that a Disclosing Party deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Article 12, such information shall still be considered Confidential Information of that Disclosing Party for purposes of this Article 12 to the extent included within the definition. In the case of trade secrets, each of Buyer and Seller hereby waives any requirement that the other party submit proof of the economic value of any trade secret or post a bond or other security.

         12.2  Restricted Use of Confidential Information

               (a) Each Receiving Party acknowledges the confidential and proprietary nature of the Confidential Information of the Disclosing Party and agrees that such Confidential Information (i) shall be kept confidential by the Receiving Party; (ii) shall not be used for any reason or purpose other than to evaluate and consummate the Contemplated Transactions; and (iii) without limiting the foregoing, shall not be disclosed by the Receiving Party to any Person, except in each case as otherwise expressly permitted by the terms of this Agreement or with the prior written consent of an authorized representative of Seller with respect to Confidential Information of Seller (each, a "Seller Contact") or an authorized representative of Buyer with respect to Confidential Information of Buyer (each, a "Buyer Contact"). Each of Buyer and Seller shall disclose the Confidential Information of the other party only to its Representatives who require such material for the purpose of evaluating the Contemplated Transactions and are informed by Buyer or Seller as the case may be, of the obligations of this Article 12 with respect to such information. Each of Buyer and Seller shall (iv) enforce the terms of this Article 12 as to its respective Representatives; (v) take such action to the extent necessary to cause its Representatives to comply with the terms and conditions of this
Article 12; and (vi) be responsible and liable for any breach of the provisions of this Article 12 by it or its Representatives.

               (b) Unless and until this Agreement is terminated, Seller shall maintain as confidential any Confidential Information (including for this purpose any information of Seller of the type referred to in Sections 12.1(a)(i), (ii) and (iii), whether or not disclosed to Buyer) of the Seller relating to any of the Assets or the Assumed Liabilities. Notwithstanding the preceding sentence, Seller may use any Confidential Information of

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Seller before the Closing in the Ordinary  Course of Business in connection with the transactions permitted by Section 5.2.

               (c) From and after the Closing, the provisions of Section 12.2(a) above shall not apply to or restrict in any manner Buyer's use of any Confidential Information of the Seller relating to any of the Assets or the Assumed Liabilities.

         12.3  Exceptions

         Sections 12.2(a) and (b) do not apply to that part of the Confidential Information of a Disclosing Party that a Receiving Party demonstrates (a) was, is or becomes generally available to the public other than as a result of a breach of this Article 12 or the Confidentiality Agreement by the Receiving Party or its Representatives; (b) was or is developed by the Receiving Party independently of and without reference to any Confidential Information of the Disclosing Party; or (c) was, is or becomes available to the Receiving Party on a nonconfidential basis from a Third Party not bound by a confidentiality agreement or any legal, fiduciary or other obligation restricting disclosure. Seller shall not disclose any Confidential Information of Seller relating to any of the Assets or the Assumed Liabilities in reliance on the exceptions in clauses (b) or (c) above.

         12.4  Legal Proceedings

         If a Receiving Party becomes compelled in any Proceeding or is requested by a Governmental Body having regulatory jurisdiction over the Contemplated Transactions to make any disclosure that is prohibited or otherwise constrained by this Article 12, that Receiving Party shall provide the Disclosing Party with prompt notice of such compulsion or request so that it may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Article 12. In the absence of a protective order or other remedy, the Receiving Party may disclose that portion (and only that portion) of the Confidential Information of the Disclosing Party that, based upon advice of the Receiving Party's counsel, the Receiving Party is legally compelled to disclose or that has been requested by such Governmental Body, provided, however, that the Receiving Party shall use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded by any Person to whom any Confidential Information is so disclosed. The provisions of this Section 12.4 do not apply to any Proceedings between the parties to this Agreement.

         12.5  Return or Destruction of Confidential Information

         If this Agreement is terminated, each Receiving Party shall (a) destroy all Confidential Information of the Disclosing Party prepared or generated by the Receiving Party without retaining a copy of any such material; (b) promptly deliver to the Disclosing Party all other Confidential Information of the Disclosing Party, together with

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

all copies thereof, in the possession, custody or control of the Receiving Party or, alternatively, with the written consent of a Seller Contact or a Buyer Contact (whichever represents the Disclosing Party) destroy all such Confidential Information; and (c) certify all such destruction in writing to the Disclosing Party, provided, however, that the Receiving Party may retain a list that contains general descriptions of the information it has returned or destroyed to facilitate the resolution of any controversies after the Disclosing Party's Confidential Information is returned.

         12.6  Attorney-Client Privilege

         The Disclosing Party is not waiving, and will not be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The parties (a) share a common legal and commercial interest in all of the Disclosing Party's Confidential Information that is subject to such privileges and protections; (b) are or may become joint defendants in Proceedings to which the Disclosing Party's Confidential Information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either party become subject to any actual or threatened Proceeding to which the Disclosing Party's Confidential Information covered by such protections and privileges relates; and (d) intend that after the Closing the Receiving Party shall have the right to assert such protections and privileges. No Receiving Party shall admit, claim or contend, in Proceedings involving either party or otherwise, that any Disclosing Party waived any of its attorney work-product protections, attorney-client privileges or similar protections and privileges with respect to any information, documents or other material not disclosed to a Receiving Party due to the Disclosing Party disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party.

13.      General Provisions

         13.1  Expenses

         Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expense of its Representatives. Seller will pay all amounts payable to the Title Insurer in respect of the Title Commitments, copies of exceptions and the Title Policy, including premiums (including premiums for endorsements) and search fees. If this Agreement is terminated, the obligation of each party to pay its own fees and expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

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

         13.2  Public Announcements

         Any public announcement, press release or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Seller determines. Except with the prior consent of Seller or as permitted by this Agreement, Buyer nor any of its Representatives shall disclose to any Person (a) the fact that any Confidential Information of Seller has been disclosed to Buyer or its Representatives, that Buyer or its Representatives have inspected any portion of the Confidential Information of Seller, that any Confidential Information of Buyer has been disclosed to Seller or their Representatives or that Seller or its Representatives have inspected any portion of the Confidential Information of Buyer or (b) any information about the Contemplated Transactions, including the status of such discussions or negotiations, the execution of any documents (including this Agreement) or any of the terms of the Contemplated Transactions or the related documents (including this Agreement). Seller and Buyer will consult with each other concerning the means by which Seller's employees, customers, suppliers and others having dealings with Seller will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

         13.3  Notices

         All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

       Seller (before the Closing):  1000 Color Place
                                     Apopka, FL 32703
                                     Attention: Donnie Crandall, CEO
                                     Fax: (407) 598-4219

       with a mandatory copy to:     Florida Water Services Corporation
                                     1000 Color Place
                                     Apopka, FL 32703
                                     Attention: Carlyn Kowalsky, General Counsel
                                     Fax: (407) 598-4241
                                     E-mail: carlynk@florida-water.com

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
                                     Greenberg Traurig, P.A.
                                     777 South Flagler Drive, Suite 300 East
                                     West Palm Beach, Florida  33401
                                     Attention:  Phillip C. Gildan
                                     Fax: (561) 838-8867
                                     E-mail: gildanp@gtlaw.com

       Seller (after the Closing):   Philip R. Halverson
                                     VP/General Counsel
                                     30 West Superior Street
                                     Duluth, MN  55802
                                     Fax: (218) 723-3960
                                     E-mail: phalverson@allete.com

       Buyer:                        J. Lance Reese, Chairman
                                     Florida Water Services Authority
                                     E-mail: cacagms@aol.com

       with a mandatory copy to:     Miller, Canfield, Paddock and Stone, PLC
                                     Attention: Richard I. Lott
                                     Fax: (850) 469-1088
                                     E-mail: rilott@prodigy.net

         13.4 Agreements as to Attorneys. After full disclosure of potential conflicts of interest, Seller and Buyer agree that, in the event Buyer employs after the Closing as its attorney (whether as inside or outside counsel) or a law firm to act as its attorney or attorneys and any of the foregoing was employed by Seller prior to the Closing ("Common Attorneys"), Seller and Buyer do hereby waive any conflict of interest that might exist as a result of the foregoing and does also waive any requirement that such Common Attorneys maintain in confidence information which, but for this section, such Common Attorneys would have to maintain in confidence as a result of their employment as attorneys by the Seller, provided, however, the foregoing waiver is only as to Buyer and it does not apply to information which such Common Attorneys may have relating to this Agreement and the documents to be executed and delivered at the Closing (including the negotiating thereof) and the consummation of the Contemplated Transactions. Furthermore, the foregoing waiver of conflict of interest does not apply to the Common Attorney representing the Buyer in connection with a dispute under this Agreement or a document to be executed and delivered at the Closing. Common Attorneys will include without limitation, if employed as attorneys for Buyer after Closing, Carlyn Kowalsky, Lewis, Longman, & Walker, P.A Mason and McGee, P.A., Brigham Moore, P.A., Farr, Farr & Emerich, P.A., Lowndes, Drosdick, Doster, Kantor & Reed, P.A., Rutledge, Ecenia, Purnell & Hoffman, P.A., and Greenberg Traurig. For purposes of this section, a

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person  acting  as an  attorney  within a law  firm  that  constitutes  a Common
Attorney is considered to be a Common Attorney in his individual capacity. The Seller agrees that the Buyer may employ the same lobbying services currently being utilized by the Seller. Seller shall pay to Buyer at Closing the sum of $200,000 which Buyer shall utilize for lobbying expenses.

         13.5  Jurisdiction; Service of Process

         Any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction may be brought in the courts of the State of Florida, County of Santa Rosa, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Florida, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in the first sentence of this section may be served on any party anywhere in the world.

         13.6  Enforcement of Agreement

               (a) Notwithstanding any other provision in this Agreement, any dispute among the parties which arises from the Agreement shall be resolved by binding arbitration conducted in accordance with this Section 13.5. (the "Dispute Resolution Process") Either party may initiate the Dispute Resolution Process by providing written notice to the other party.

               (b) After transmittal and receipt of a written notice specifying the area or areas of disagreement or dispute, the parties agree to meet at reasonable times and places, as mutually agreed upon, to discuss the issues.

               (c) If discussions between the parties fail to resolve the dispute within fifteen (15) business days of the receipt by each party of the notice described in subsection (a) of this Section 13.5, a binding arbitration may then be initiated by either party by written notification to the other party of the existence of a dispute. Any and all issues related to the matter addressed by the written notice provided in subsection (a) of Section 13.5 or any response by the other party shall be raised and resolved in a single proceeding.

               (d) The arbitrators shall be appointed and act as follows: (1) Each party shall appoint a person as arbitrator within ten (10) business days of the date one of the

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parties  has  notified  the  other  of the  existence  of a  dispute;  (2)  Each appointment  shall  be  signified  in  writing  to the  counter  party  and  the
arbitrators  so  appointed,   within  ten  (10)  days  of  their  acceptance  of
appointment, shall appoint a third arbitrator, who shall chair the panel. If the arbitrators appointed by the parties are unable to agree upon a third arbitrator, the same shall be appointed by the American Arbitration Association from its qualified panel of arbitrators. Each party shall have the right to veto up to two appointments proposed by the American Arbitration Association. If either party fails to appoint an arbitrator within ten (10) business days from the date one of the parties has notified the other of the existence of a dispute, then an arbitrator shall be appointed by the American Arbitration Association from its qualified panel of arbitrators as the appointment of the party failing to timely appoint and the two so appointed shall appoint a third arbitrator to chair the panel. The party on whose behalf an arbitrator is appointed shall have the right to veto up to two of the arbitrators appointed by the American Arbitration Association; (3) Nothing in this Section 13.6 shall preclude the parties from mutually agreeing to a single arbitrator to resolve the dispute; (4) No arbitrator shall have a business or other pecuniary relationship with either party, except for payment of arbitrator's fees and expenses without the written consent of both parties.

               (e) Arbitrators shall be sworn to perform their duties with impartiality and fidelity. In rendering any decision, the arbitrator shall proceed to consider the Agreement, the dispute identified in the notice and any response and the actions taken and the documentation thereof, conduct, and relative position, knowledge, and the ability of the parties in relation to the dispute.

               (f) The arbitration hearing shall convene not earlier than sixty (60) days and not later than ninety (90) days of the acceptance of appointment of all of the arbitrators chosen by the parties unless the parties mutually agree to an earlier date. The arbitrators shall render a decision within ten (10) business days of the date on which the arbitration hearing concludes, and such decisions shall be in writing and in duplicate, one counterpart thereof to be delivered simultaneously to each of the parties. The decision shall contain findings of fact and conclusions of law and shall be final and binding upon the parties.

               (g) The parties shall be entitled to discovery pursuant to the Florida Rules of Civil Procedure. All discovery requests by a party shall be enforced by the arbitrators. The arbitration hearing shall not proceed until all outstanding discovery requests have been fulfilled.

               (h) The fees, charges and expenses of the arbitrators, any experts engaged by the arbitrators, the respective counsel engaged by the parties, and any witnesses called by the parties shall be paid as follows: the arbitrators shall order each party to pay their own fees, charges and expenses and assess the fees, charges and expenses of the arbitrators equally between the parties.

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               (i)    The provisions of the  Florida Arbitration  Code,  Chapter
682, Florida Statutes, and the Florida Evidence Code, Chapter 90, Florida Statutes, except to the extent inconsistent with the provisions of this Agreement, shall specifically be deemed to apply to any arbitration proceeding conducted hereunder. Unless the venue is mutually agreed upon otherwise by the parties, the venue for any arbitration commenced pursuant to this Section shall be in Pensacola, Florida.

         13.7  Waiver; Remedies Cumulative

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         13.8  Entire Agreement and Modification

         This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and any confidentiality agreement between Buyer and Seller) and constitutes (along with the Disclosure Letter, Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

         13.9  Assignments, Successors and no Third-Party Rights

         No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that Buyer may collaterally assign its rights hereunder to any financial institution providing financing in connection with the Contemplated Transactions. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement

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any legal or  equitable  right,  remedy or claim  under or with  respect to this
Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 13.8.

         13.10 Severability

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         13.11 Construction

         The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles," and "Sections" refer to the corresponding Articles and Sections of this Agreement.

         13.12 Time of Essence

         With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         13.13 Governing Law

         This Agreement will be governed by and construed under the laws of the State of Florida without regard to conflicts-of-laws principles that would require the application of any other law.

         13.14 Execution of Agreement

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

         13.14 Intentionally not used.

         13.15 RADON GAS.

               (a) RADON IS NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT

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QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME.
LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON TESTING MAY BE OBTAINED FROM THE COUNTY PUBLIC HEALTH UNIT.

         13.16 Limited Liability.

         Neither the State of Florida nor any political subdivision or municipality thereof, nor the Buyer, shall be obligated (1) to exercise its ad valorem taxing power or any other taxing power in any form on any real or personal property to pay any liability arising out of, or in any connection whatsoever with, this Agreement, or to pay the principal of the Acquisition Bonds, the interest thereon or other costs incident thereto or (2) to pay the same from any other funds, except from the Net Revenues realized by the Buyer from its ownership or operation of the System or from the Acquisition Bonds Net Proceeds, junior and subordinate to the payment of any Bonds or other indebtedness payable from such source. It is further agreed between the Buyer and the Seller that this Agreement and any obligations arising in connection therewith, whether for payment of the Purchase Price, or for any claim of liability, remedy for breach, or otherwise, shall not constitute a lien on the System or any other property of the Authority, or any municipality.

         Notwithstanding anything to the contrary contained herein or in any other instrument or document executed by or on behalf of the Buyer in connection herewith, no stipulation, covenant, agreement or obligation contained herein or therein shall be deemed or construed to be a stipulation, covenant, agreement, or obligation of any present or future member, officer, employee or agent of the Buyer, or of any incorporator, member, director, trustee, officer, employee or agent of any successor to the Buyer, in any such person's individual capacity, and no such person, in his individual capacity, shall be liable personally for any breach or non-observance of or for any failure to perform, fulfill or comply with any such stipulations, covenants, agreements or obligations, nor shall any recourse be had for the payment of the principal of, premium, if any, or interest on any of the Bonds or the Purchase Price or for any claim based hereon or thereon or on any such stipulation, covenant, agreement, or obligation, against any such person, in his individual capacity, either directly or through the Buyer or any successor to the Buyer, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such person, in his individual capacity, is hereby expressly waived and released. All references to the Buyer in this paragraph shall be deemed to include the Buyer, the City of Gulf Breeze, the City of Milton, their respective Mayors, Council Members, officers, employees, and agents.

         The Buyer shall not be obligated to pay any liability, claim or obligation arising from or in connection with this Agreement or the transactions contemplated thereby, or

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

the Purchase Price from any funds of the Buyer derived from any source other than the Pledged Revenues, (as it shall be defined in the Indenture pursuant to which the Bonds are issued) which right of payment from the Buyer to the Seller shall be junior and subordinate to the payment of the Bonds secured by such Pledged Revenues. The Seller hereby agrees to indemnify and defend the Buyer and hold the Buyer harmless against any and all claims, losses liabilities or damages in any way growing out of or resulting from challenges to this Agreement or objections to the Buyer completing the Contemplated Transactions prior to closing, including, without limitation, all costs and expenses of the Buyer, including reasonable attorney's fees, incurred in the performance of any activities of the Buyer in connection with the foregoing. All references to the Buyer in this paragraph shall be deemed to include the Buyer, the City of Gulf Breeze, the City of Milton, their respective Mayors, Council Members, officers, employees, and agents.

         Nothing herein shall be deemed to authorize, create or impose upon the City of Gulf Breeze or the City of Milton any obligation, duty, liability or responsibility for the taking of or refraining from any action, or for the payment of any sums for any reason whatsoever. The Seller hereby acknowledges that the City of Gulf Breeze and the City of Milton shall have no liability whatsoever on account of this Agreement or the transactions contemplated hereby, including, without limitation, any claims or liabilities arising on account of any breach, misrepresentation or other action or failure to act on the part of the Buyer. The Seller hereby covenants and agrees that it will never seek remedy or recourse against, or seek to impose any liability upon, the City of Gulf Breeze or City of Milton, for any liability or claim arising in connection with or relating to this Agreement or the transactions contemplated thereby, whether against the Buyer, the Cities of Gulf Breeze or Milton directly, or otherwise, under any rule of law or equity, statute or constitution or by the enforcement of any provision of this Agreement, or by way of assessment or penalty or otherwise; and all such liability, if any, of the City of Milton and the City of Gulf Breeze is hereby expressly waived and released.

         If, prior to closing, the Seller shall determine that, because of its indemnity obligations contained in the penultimate paragraph hereto, it is no longer economically feasible to proceed to the Closing or to pursue the transaction contemplated hereby, Seller may elect to give written notice to the Buyer that it no longer wishes to complete the Contemplated Transaction. Upon receipt of such notice, Buyer may elect to proceed with the Closing without such indemnity under the penultimate paragraph (in which case the Seller shall be excused from any further indemnity obligation under said indemnity but not from obligations accrued therefrom prior thereto), or to terminate its obligations hereunder (in which case the Seller shall remain liable for and pay the Due Diligence Expense).

         The provisions of this Section shall survive the termination of this Agreement.

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

         13.17 Obligations Subordinate.

         All obligations of the Buyer hereunder or arising in connection therewith (the "Utility Acquisition Liabilities" or "UA Liabilities") shall be limited and special obligations of the Buyer, payable solely from the Net Revenues, junior and subordinate to the outstanding Bonds of the Authority. The UA Liabilities shall not be or constitute a general indebtedness, liability, general or moral obligation, or a pledge of the faith, credit or taxing power of the Buyer, the State of Florida, or any political subdivision or municipal corporation thereof, within the meaning of any constitutional or statutory provision or limitation. Neither the State of Florida nor any political subdivision or municipal corporation thereof, nor the Buyer shall be obligated
(1) to levy ad valorem taxes on any property to pay the UA Liabilities or other costs incident thereto or (2) to pay the same from any other funds of the Buyer, except from the Net Revenues, junior and subordinate to the outstanding Bonds of the Buyer. It is further agreed between the Buyer and the Seller that the UA Liabilities shall not constitute a lien upon the System or facilities, or any part thereof, or on any other property of the Buyer.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

         Buyer:                            Florida Water Services Authority
                                       -----------------------------------------


                                       By:   /s/ J. Lance Reese
                                           -------------------------------------

                                       Its:  Chairman
                                           -------------------------------------


        Seller:                           Florida Water Services Corporation
                                       -----------------------------------------


                                       By:   /s/ Donnie R. Crandell
                                           -------------------------------------

                                       Its:  President
                                           -------------------------------------




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